                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                        ALL AMERICAN SEMICODUCTOR, INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                       ALL AMERICAN SEMICONDUCTOR, INC.
- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

/X/  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                        ALL AMERICAN SEMICONDUCTOR, INC.

                              ____________________

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                         TO BE HELD ON AUGUST 15, 1995
                              ____________________

To:  The shareholders of All American Semiconductor, Inc.

The annual meeting of the shareholders of All American Semiconductor, Inc. (the "Company"), a Delaware corporation, will be held on Tuesday, August 15, 1995, at 10:00 AM, Miami, Florida local time, at Don Shula's Hotel, 15255 Bull Run Road, Miami Lakes, Florida, for the following purposes:

1. to elect two directors to serve on the Board of Directors until the 1998 annual meeting of shareholders or until election and qualification of their respective successors;
2. to ratify the selection of Lazar, Levine & Company LLP as the Company's independent public accountants for the year ending December 31, 1995;
3. to approve an amendment to Article 4 of the Company s Certificate of Incorporation, as amended (the "Certificate"), to increase the authorized shares of common stock to 40,000,000 shares;
4. to approve an amendment to Article 4 of the Company's Certificate to increase the authorized shares of preferred stock to 5,000,000 shares;
5. to approve the increase to 3,250,000 of the number of shares of common stock reserved for issuance (the "Reserved Share Increase") under the Company's Employees, Officers, Directors Stock Option Plan, as amended (the "Option Plan");
6. to approve certain material amendments (other than the Reserve Share Increase) to the Option Plan requiring the approval of shareholders of the Company as part of the Option Plan being amended and restated in its entirety; and
7. to consider and act upon such other matters as may properly come before the meeting or any and all postponements or adjournments thereof.

Only shareholders of record at the close of business on Friday, July 7, 1995, will be entitled to notice of and to vote at the meeting or at any adjournments or postponements thereof.

                                        By Order of the Board of Directors,





                                        Howard L. Flanders,
                                        Corporate Secretary

July 10, 1995

Miami, Florida


THE FORM OF PROXY IS ENCLOSED. TO ASSURE THAT YOUR SHARES WILL BE VOTED AT THE MEETING, PLEASE COMPLETE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                        ALL AMERICAN SEMICONDUCTOR, INC.
                             16115 N.W. 52ND AVENUE
                             MIAMI, FLORIDA  33014

                              ____________________

                                PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS

                         TO BE HELD ON AUGUST 15, 1995

                              ____________________


                                  INTRODUCTION

General


The enclosed proxy is solicited by and on behalf of the Board of Directors ("Board") of All American Semiconductor, Inc. (the "Company") for use at the Company's annual meeting of shareholders (the "Meeting") to be held on Tuesday, August 15, 1995, at 10:00 A.M., Miami, Florida local time, at Don Shula's Hotel, 15255 Bull Run Road, Miami Lakes, Florida, and at any adjournments or postponements thereof. The Company is first mailing this Proxy Statement and the accompanying proxy to its shareholders on or about July 13, 1995.


Proxies in the form enclosed, if properly executed and received in time for voting, and not revoked, will be voted as directed in accordance with the instructions thereon. Any properly executed and timely received proxy, not so directing to the contrary, will be voted "FOR" each of the items listed on the proxy. Any person signing and mailing the enclosed proxy may revoke it at any time before it is voted by giving written notice of revocation to Howard L. Flanders, the Corporate Secretary of the Company, by submission of a duly executed proxy bearing a later date or by voting in person at the Meeting. Attendance at the Meeting will not in and of itself constitute a revocation of a proxy. Any notice revoking a previously submitted proxy should be send to Howard L. Flanders, Corporate Secretary, All American Semiconductor, Inc., 16115 N.W. 52nd Avenue, Miami, Florida 33014. Revocations will not be effective unless received in writing by the Corporate Secretary of the Company prior to the Meeting.

The expense of this solicitation will be borne by the Company. In addition to solicitation by mail, arrangements may be made with brokers and other custodians, nominees and fiduciaries to send proxy materials to their principals and the Company will, upon request, reimburse them for reasonable expenses in doing so. The Company has made arrangements with Shareholder Communications Corporation, a proxy solicitation firm, to assist the Company in soliciting proxies from shareholders. The cost to the Company with respect to such arrangement is estimated to be approximately $15,000. Solicitation of proxies from some shareholders may also be made by the Company's officers and regular employees by telephone, telegram, or in person after the initial solicitation, without additional compensation or remuneration therefor.

A copy of the Company's annual report for the fiscal year ended December 31, 1994 (which has included therein audited consolidated financial statements for the Company) is being mailed to the Company s shareholders together with this Proxy Statement.

Voting Securities


All voting rights are vested exclusively in the holders of the Company's common stock, $.01 par value per share (the "Common Stock"), with each share entitled to one vote. Only shareholders of record at the close of business on Friday, July 7, 1995, are entitled to notice of and to vote at the Meeting or any adjournments or postponements thereof. Shareholders have no dissenters' rights of appraisal in connection with any matter being presented at the Meeting. On July 7, 1995, the Company had 16,996,791 shares of Common Stock outstanding (the "Shares"), all of which are entitled to vote at the Meeting. The Shares include the 4,550,000 shares of Common Stock (exclusive of the over-allotment option of 682,500 additional shares, the "Over-Allotment Option") issued by the Company on June 15, 1995, in connection with a firm commitment public offering (the "Offering") by the Company covered by a registration statement filed with the Securities and Exchange Commission ("SEC") which became effective on June 8, 1995. References to the Shares and certain other information relating to the Company's Common Stock in this Proxy Statement do not include the Over-Allotment Option, which on July 7, 1995, was exercised by the Underwriter. The issuance by the Company of the 682,500 additional shares covered by the Over-Allotment Option is scheduled to close on July 13, 1995.


The presence at the Meeting, in person or by proxy, of the holders of a majority of the Shares will constitute a quorum for the transaction of business.

Approximately 12.1% of the Shares are (and were on July 7, 1995) owned by Paul Goldberg and Bruce M. Goldberg and members of their families and certain affiliated trusts (collectively the "Goldberg Group"). See "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT." The members of the Goldberg Group have informed the Company that they intend to vote in favor of all proposals made by the Board in this Proxy Statement.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of July 7, 1995, by (i) each person known to be the beneficial owner of more than five percent (5%) of the Company s Common Stock, (ii) each director or nominee for director, (iii) each executive officer of the Company who was serving as an executive officer at the end of fiscal year 1994 (including the Chief Executive Officer), and (iv) all executive officers and directors of the Company as a group. Except as indicated in the notes to the following table, the persons named in the table have sole voting and investment power with respect to all Shares shown as beneficially owned by them.

NAME AND ADDRESS                                 AMOUNT AND NATURE OF
OF BENEFICIAL OWNER (1)                         BENEFICIAL OWNERSHIP (2)               PERCENT OF CLASS (2)
- -----------------------                         ------------------------               --------------------
Bruce M. Goldberg . . . . . . . . .                       997,141 (3)                            5.9%
Paul Goldberg . . . . . . . . . . .                       817,476 (4)                            4.8%
S. Cye Mandel . . . . . . . . . . .                         5,625                                *
Howard L. Flanders  . . . . . . . .                         1,000                                *
Rick Gordon . . . . . . . . . . . .                         1,000                                *
Sheldon Lieberbaum  . . . . . . . .                             -                                -
All executive officers and
  directors as a group
  (6 persons) . . . . . . . . . . .                     1,822,242                               10.7%
- ------------------
*        Less than 1%.


(1) The address of each of Paul Goldberg, Bruce M. Goldberg, Howard L. Flanders and Rick Gordon is the Company, 16115 N.W. 52nd Avenue, Miami, Florida 33014; S. Cye Mandel is 1800 Northeast 114th Street, Apt. 2305, North Miami, Florida 33181; and Sheldon Lieberbaum is 600 Old Country Road, Suite 518, Garden City, New York 11530.


(2) Excludes outstanding stock options to purchase 2,386,274 shares, of which 1,170,563 options to purchase shares were issued pursuant to the Company's Employees', Officers', Directors', Stock Option Plan (the "Option Plan") prior to its being amended and restated by the Board on May 23, 1995, and 1,000,000 options were issued on June 8, 1995, pursuant to the Option Plan after its being amended and restated to the four executive officers of the Company (the "New Options"). The New Options will become null and void if the amendments to the Option Plan and the increase in the number of authorized shares of Common Stock to be voted upon at the Meeting are not approved by the shareholders at the Meeting. See ITEM 3, ITEM 5 and ITEM 6 in "PROPOSALS." Of these outstanding options, 1,631,000 options (including the New Options) are held by the executive officers and directors of the Company as a group, including 625,000 options (including 450,000 New Options) held by Bruce M. Goldberg, 450,000 options (including 250,000 New Options) held by Paul Goldberg, 283,000 options (including 150,000 New Options) held by Howard L. Flanders and 273,000 options (including 150,000 New Options) held by Rick Gordon. Further excludes currently outstanding warrants to purchase 674,875 shares, and obligations of the Company upon the happening of certain events and conditions to issue 1,000 shares of Common Stock and incentive stock options covering an additional 130,000 shares. If all options and warrants outstanding as of July 7, 1995, were exercised (which includes the New Options, assuming the shareholders' approvals described above are obtained), Bruce M. Goldberg, Paul Goldberg, Howard L. Flanders, Rick Gordon and all executive officers and directors of the Company as a group would own as of July 7, 1995, 8.1%, 6.3%, 1.4%, 1.4% and 17.2%, respectively, of the Company's Common Stock.

(3)      Includes 53,380, 26,000, 69,496, 69,496 and 69,496 Shares held of record by Bruce M. Goldberg as trustee for his sons, Matthew Goldberg and Alec Goldberg, and for his nieces and nephews, Kimberly Phelan, Tiffany Phelan and Patrick Phelan, respectively. For federal securities law purposes only, Bruce M. Goldberg is deemed to be the beneficial owner of these securities. Does not include 7,500 Shares held of record by Jayne Goldberg, the wife of Bruce M. Goldberg, and 36,425 Shares held of record by an unrelated third party as trustee for Matthew Goldberg (23,075 Shares) and Alec Goldberg (13,350 Shares). Bruce M. Goldberg disclaims beneficial ownership over all such securities.


(4) Includes 319,218 Shares owned of record by Paul Goldberg's wife, Lola Goldberg, and 1,250 and 1,250 Shares, respectively, held of record by Paul Goldberg as custodian for Kimberly Phelan and Tiffany Phelan.
         For federal securities law purposes only, Paul Goldberg is deemed to be the beneficial owner of these securities. Does not include 192,898 Shares held of record by Robin Phelan, the daughter of Paul and Lola Goldberg, over which securities Paul and Lola Goldberg disclaim beneficial ownership.

                               BOARD OF DIRECTORS

The Company currently has six directors serving on its Board. The directors of the Company are as follows:

NAME                                 CLASS         AGE      POSITION
- ----                                 -----         ---      --------
Paul Goldberg (1)                      III          66      Chairman of the Board and Chief Executive Officer

Bruce M. Goldberg (1)                   II          40      Director, President and Chief Operating Officer

Howard L. Flanders                      II          37      Director, Vice President, Corporate Secretary and Chief Financial
                                                            Officer

Rick Gordon                            III          41      Director and Senior Vice President of Sales and Marketing

S. Cye Mandel (2)(3)                     I          66      Director

Sheldon Lieberbaum (2)(3)                I          60      Director


__________________
(1)      member of the Executive Committee
(2)      member of the Audit Committee
(3)      member of the Compensation Committee

The Company's Certificate of Incorporation provides for a staggered Board, consisting of three classes. The terms of office of Class I, II and III directors expire in 1995, 1996 and 1997, respectively.

The following is a brief resume of the Company's directors:

PAUL GOLDBERG, one of the co-founders of the Company and the father of Bruce M. Goldberg, has been employed by the Company in various executive capacities since its predecessor's formation in 1964, and has served as Chairman of the Board and Chief Executive Officer since 1978. Mr. Goldberg was also President of the Company until July 1994.

BRUCE M. GOLDBERG, the son of Paul Goldberg, joined the Company in October 1988 as Vice President, in 1990 became Executive Vice President and in July 1994 became President and Chief Operating Officer. Bruce M. Goldberg has served as a director of the Company since 1987. From 1981 until joining the Company, Bruce M. Goldberg practiced law.

HOWARD L. FLANDERS joined the Company in February 1991 as its Vice President and Chief Financial Officer, and in 1992 became a director of the Company and Corporate Secretary. Prior to joining the Company, Mr. Flanders, who is a CPA, was Controller of Reliance Capital Group, Inc., a subsidiary of Reliance Group Holdings, Inc., where he held various positions since 1982. Prior thereto, Mr. Flanders was an accountant with the public accounting firm of Coopers & Lybrand.

RICK GORDON has been employed by the Company since January 1986. He was originally the General Manager of the Company's Northern California office and Northwest Regional Manager. In March 1990, Mr. Gordon became the Western Regional Vice President and in 1992 Vice President of North American Sales and a director of the Company. In 1994, Mr. Gordon was appointed Senior Vice President of Sales and Marketing for the Company. Before working for the Company, Mr. Gordon was Western Regional Vice President for Diplomat Electronics, another electronic components distributor, from 1975 until 1986.

S. CYE MANDEL is a prominent South Florida businessman who has been an executive in the food service industry for the past 20 years. Mr. Mandel has been a principal in the entity which acted from 1989 to 1993 as the manager of the Miccosukee Indian bingo enterprise located in Miami, Florida. Mr. Mandel has served as director of the Company since 1987.

SHELDON LIEBERBAUM is director of corporate finance and a director and shareholder of Lew Lieberbaum & Co., Inc. (the "Underwriter"), an investment banking firm which was one of the underwriters of the Company's 1992 public offering (the "1992 Public Offering") and is the underwriter for the Offering. He was also an officer of the underwriter which took the Company public in 1987. Mr. Lieberbaum has been in the brokerage business for over 35 years and serves as a director for Unapix Enterprises, Eastco Industrial Safety Corporation and In-Home Health, Inc. Mr. Lieberbaum became a director of the Company in 1992 in connection with an agreement of the Company with the underwriters of the 1992 Public Offering that until June 18, 1997, the Company would use its best efforts to cause one individual designated by such underwriters to be elected to the Board or to be an advisor to the Board. In connection with the Offering, a similar agreement regarding the designation of a director of the Company has been entered into between the Company and the Underwriter which has a term of three years from June 8, 1995, but is not operative until the expiration of the existing agreement with the underwriters of the 1992 Public Offering so that only one designee of either the Underwriter or the underwriters of the 1992 Public Offering will serve on the Board at any time. The National Association of Securities Dealers, Inc. ("NASD") recently alleged that the Underwriter and others, including Mr. Lieberbaum, in 1991 engaged in market manipulation, inaccurately maintained books and records and failed to adequately supervise the activities of the Underwriter's personnel in connection with the trading for the Underwriter's account of warrants which were part of a public offering of units of convertible preferred stock and warrants of a company for which the Underwriter had acted in 1991 as managing underwriter. In order to expeditiously resolve this matter and without admitting or denying these allegations, in January 1995 Mr. Lieberbaum and others voluntarily entered into a Letter of Acceptance, Waiver and Consent with the NASD pursuant to which Mr. Lieberbaum was censured and fined by the NASD, agreed to pay with the Underwriter and others restitution to customers and was suspended from association with any NASD member for a one month period.

The Board met four (4) times during the fiscal year ended December 31, 1994, in addition to acting five (5) times during the year by unanimous written consent. All Board members attended each of the meetings.

BOARD COMPENSATION

The members of the Board do not currently receive compensation from the Company for acting in their capacity as directors of the Company nor has the Company adopted any standard arrangement for compensating non-employee directors of the Company. The Company may decide in the future to compensate directors and/or to establish a standard compensation arrangement for non-employee directors.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company s directors and executive officers, and persons who own more than 10% of a registered class of the Company s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock, and other equity securities of the Company. Directors, executive officers and greater than ten percent shareholders are also required by the SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

To the Company's knowledge, during the fiscal year ended December 31, 1994, all
Section 16(a) filing requirements applicable to its directors, executive officers and greater than ten percent shareholders were satisfied, except that a Form 4 was not filed (i) by Paul Goldberg in connection with his gift (the "Gift") of 8,500 shares of Common Stock in trust for one of his grandchildren,
(ii) by Bruce M. Goldberg in connection with his acting as the trustee of the Gift and (iii) by Bruce M. Goldberg in connection with his exercise of stock options covering 3,125 shares of Common Stock. Form 4s reporting such transactions have since been filed.

                                BOARD COMMITTEES

EXECUTIVE COMMITTEE

The Executive Committee is comprised of Paul Goldberg and Bruce M. Goldberg. During 1994, the Executive Committee did not meet formally, however, its members met on nearly a daily basis in connection with the operations of the Company. The Executive Committee possesses substantially all of the powers of the Board and acts as the Board between Board meetings.

AUDIT COMMITTEE

The Audit Committee is comprised of S. Cye Mandel and Sheldon Lieberbaum. During the fiscal year ended December 31, 1994, the Audit Committee had one formal meeting. The Audit Committee is responsible for recommending the selection of the independent auditors (which was done during the last year by the Board as a whole), reviewing the arrangements and scope of the independent audit, reviewing internal accounting procedures and controls and reviewing the reports and recommendations of the independent auditors with respect to internal controls.

COMPENSATION COMMITTEE

Effective since March 27, 1993, the Compensation Committee has consisted of S. Cye Mandel and Sheldon Lieberbaum, two independent non-employee directors of the Company. See "Compensation Committee Report and Compensation Committee Interlocks and Insider Participation" for a discussion of the responsibilities of the Compensation Committee. During the fiscal year ended December 31, 1994, the Compensation Committee had no formal meetings.

NOMINATING COMMITTEE

The Board does not have a Nominating Committee, such function being performed by the Board as a whole.

                       EXECUTIVE OFFICERS OF THE COMPANY

The Company currently has four executive officers. Each officer serves at the discretion of the Board; however, all executive officers have employment agreements with the Company. See "EXECUTIVE COMPENSATION-Employment Agreements." The executive officers of the Company are as follows:

NAME                                 AGE       POSITION
- ----                                 ---       --------
Paul Goldberg                        66        Chief Executive Officer

Bruce M. Goldberg                    40        President and Chief Operating Officer

Howard L. Flanders                   37        Vice President, Corporate Secretary and Chief Financial Officer

Rick Gordon                          41        Senior Vice President of Sales and Marketing

For a brief resume of the Company's executive officers, see "BOARD OF
DIRECTORS".

                             EXECUTIVE COMPENSATION

The following table sets forth information about the compensation earned during each of the fiscal years ended December 31, 1994, 1993, and 1992, by the Chief Executive Officer and each of the other four most highly compensated executive officers of the Company whose total annual salary and bonus exceeded $100,000:

                                                      SUMMARY COMPENSATION TABLE
                                                      --------------------------
                                                                                   LONG-TERM
                                                                                 COMPENSATION
                                                                                    AWARDS
                                                                                    ------
                                                           ANNUAL COMPENSATION    SECURITIES       ALL OTHER
                                                           -------------------    UNDERLYING     COMPENSATION
         NAME AND PRINCIPAL POSITION              YEAR    SALARY($)   BONUS($)    OPTIONS(#)        ($)(1)
         ---------------------------              ----    ---------   --------    ----------        ------
         Paul Goldberg  . . . . . . . . . . .     1994     184,000         --           --          10,000
           Chairman and Chief Executive           1993     178,000    113,000      100,000           8,000
           Officer                                1992     167,000     15,000           --           5,000

         Bruce M. Goldberg  . . . . . . . . .     1994     150,000         --           --          26,000
           President and Chief                    1993     135,000     98,000      100,000          14,000
           Operating Officer                      1992     114,000     15,000           --           2,000

         Rick Gordon  . . . . . . . . . . . .     1994     155,000     20,000           --          16,000
           Senior Vice President of Sales         1993     135,000     11,000        3,000          12,000
           and Marketing                          1992     123,000         --           --           2,000

         Howard L. Flanders . . . . . . . . .     1994     130,000         --           --          17,000
           Vice President and Chief               1993     105,000     11,000      103,000          14,000
           Financial Officer                      1992      93,000         --           --              --

_______________

(1) All other compensation includes Company contributions to life insurance policies, where the Company is not the beneficiary, to the Deferred Compensation Plan and to the 401(k) Plan of the Company and the cost to the Company of the nonbusiness use of Company automobiles used by executive officers. See hereinbelow and "Deferred Compensation Plan for Executive Officers and Key Employees" and "401(k) Plan."

The Company has a $1,000,000 key man term life insurance policy on the life of Paul Goldberg with benefits payable to the Company. In addition, the Company pays for a $550,000 universal life insurance policy on the life of Paul Goldberg with benefits payable to his wife. The current annual premiums on the foregoing policies insuring the life of Paul Goldberg are approximately $9,300 and $7,700 for the key man and universal life insurance policies, respectively. The Company owns and is the beneficiary of a $1,000,000 term policy on the life of Bruce M. Goldberg. The current annual premium on this policy is $1,580. Moreover, during 1994 the Company transferred ownership of a $1,000,000 whole life insurance policy (the "Whole Life Policy") on the life of Bruce M. Goldberg to Bruce M. Goldberg to fulfill an obligation under his 1992 employment agreement. The Company intends to make annual advances to Bruce M. Goldberg to cover the annual premium of the Whole Life Policy currently in the amount of $22,995. Such annual advances are secured by the cash surrender value of the Whole Life Policy. Since more than two and one-half years had passed since the date of Bruce M. Goldberg's 1992 employment agreement, fifty percent (50%) of the advances through December 31, 1994, were cancelled and the related security released on January 1, 1995. The remainder of the existing advances and any future advances made to pay premiums on the Whole Life Policy through May 31, 1997, will be cancelled and any remaining security will be released in accordance with a vesting schedule by May 31, 1997, provided Bruce M. Goldberg continues employment with the Company through the end of such period. Thereafter the Company will continue, for the duration of Bruce M. Goldberg's employment, to pay the annual premium to Bruce M. Goldberg for the Whole Life Policy. If Bruce M. Goldberg is terminated by the Company for cause prior to May 31, 1997, he will be entitled to pay off the nonvested advances owed to the Company and obtain a release of any collateral assignment. If Bruce M.
Goldberg is terminated without cause or upon a change in control, any nonvested advances owed to the Company will become immediately vested and any remaining security will be released. In addition, beginning in 1993 the Company has funded, and intends to continue to fund, the premiums for $1,000,000 flexible premium life insurance policies owned by each of Howard L. Flanders and Rick Gordon. The Company's advances will be secured by a collateral assignment of the cash value and death benefit of each of the policies. The current annual premium on each of these policies is $11,500. The Company's obligations to make premium payments in connection with Howard L. Flanders' and Rick Gordon's policies are expected to last for a maximum of ten years. After Howard L. Flanders and Rick Gordon have been with the Company for a period of five years from the year in which the policy was acquired (1993) and provided they each remain in the employ of the Company or they have become disabled or a change in control has occurred during the term of their employment, the advances will be deemed cancelled and the security released thereafter ratably over a five year vesting period until such time as all advances are deemed cancelled.

OPTION GRANTS IN LAST FISCAL YEAR

The Company did not grant any stock options during its fiscal year ended December 31, 1994, to any executive officer of the Company. But see discussion of the New Options granted in May 1995 in "Employee Agreements - The Goldberg Agreements."

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-ENDED OPTION VALUES

The following table sets forth information concerning the aggregate option exercises in the fiscal year ended December 31, 1994, and the value of unexercised stock options as of December 31, 1994, for the individual executive officers named in the Summary Compensation Table:


                                                                             NUMBER OF
                                                                             SECURITIES          VALUE OF
                                                                             UNDERLYING        UNEXERCISED
                                                                            UNEXERCISED        IN-THE-MONEY
                                                                             OPTIONS AT         OPTIONS AT
                                                SHARES                       FY-END(#)          FY-END ($)
                                              ACQUIRED ON      VALUE        EXERCISABLE/       EXERCISABLE/
                                              EXERCISE(#)   REALIZED($)    UNEXERCISABLE     UNEXERCISABLE(1)
                                              -----------   -----------    -------------     ----------------
         Paul Goldberg  . . . . . . . . . .       --              --          120,000(E)          84,500(E)
                                                                               80,000(U)             -- (U)
         Bruce M. Goldberg  . . . . . . . .     3,125(2)        6,700(2)       95,000(E)          63,375(E)
                                                                               80,000(U)             -- (U)
         Rick Gordon  . . . . . . . . . . .       --              --           85,600(E)          79,688(E)
                                                                               37,400(U)          32,813(U)
         Howard L. Flanders . . . . . . . .       --              --           55,600(E)          44,375(E)
                                                                               77,400(U)          37,500(U)
_______________

(1) Value is based upon the difference between the exercise price of the options and the last reported sale price of the Common Stock on December 31, 1994.
(2) Stock options covering 3,125 shares of Common Stock at an exercise price of $1.60 per share were exercised by Bruce M. Goldberg during the fiscal year ended December 31, 1994. The value realized per share is based upon the difference between the closing sale price of the Company's Common Stock on The Nasdaq Stock Market on the date of exercise and the exercise price.

COMPENSATION COMMITTEE REPORT AND COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Prior to March 1993, the Compensation Committee of the Board consisted of Paul Goldberg, Chairman and Chief Executive Officer, and Bruce M. Goldberg, a director and then Executive Vice President. At a meeting of the Board held on March 27, 1993, Paul Goldberg and Bruce M. Goldberg resigned from the Compensation Committee and the Board reconstituted the Compensation Committee to consist of S. Cye Mandel and Sheldon Lieberbaum, both being independent, non-employee directors of the Company. Prior to the changes effective in March of 1993, the Compensation Committee reviewed, designed and approved the compensation of all employees of the Company, except for the members of the Compensation Committee, whose compensation was determined by the Board as a whole. Effective with the reconstitution of the Compensation Committee in March 1993, the Board decided that management of the Company should make decisions with respect to the compensation of all employees other than the Chief Executive Officer and the other executive officers of the Company.

The Compensation Committee is responsible for recommending to the Board the compensation of the executive officers, including annual base salaries, cash and non-cash bonuses, stock ownership plans, retirement plans and other benefits. With respect to the compensation of the executive officers other than the Chief Executive Officer, the Compensation Committee makes its recommendations after consulting with the Chief Executive Officer. In addition, the Compensation Committee administers the Option Plan and the Deferred Comp. Plan (as defined hereinafter) and will administer all future benefit plans of the Company. The policies of the Compensation Committee and the Board with respect to the compensation of the executive officers is intended to establish levels of annual compensation that are consistent with the Company s annual and long-term goals and to reward individuals for corporate performance as well as individual achievements. In part, the Compensation Committee believes in using incentives such as annual incentive cash bonuses and stock option grants and deferred compensation plans as a means of motivating its executive officers to perform at the highest levels possible and to tie directly the compensation of the Company's executive officers to the operating performance of the Company. The Compensation Committee and the Board also takes into consideration the compensation of executive officers at companies similar in size to the Company and at other companies within the same industry as the Company.

In May 1995, the Compensation Committee, in conjunction with the Board, authorized new employment agreements for each of the Company's four executive officers, which employment agreements include a combination of annual incentive cash bonuses and the issuance of the New Options as part of the incentive compensation program that the Compensation Committee believed appropriate in order to establish a mechanism to tie the operating performance of the Company and the return on investment made by the Company's shareholders over the next several years to such executive officers' annual compensation during such period. In particular, a potentially significant portion of each executive officers' annual cash compensation is in the form of an annual bonus arrangement based on a percentage of the pretax income of the Company and the New Options granted to each of the executive officers vest based upon the Company attaining certain levels of net earnings per share on a primary basis. As part of determining the compensation packages set forth in such employment agreements, the Compensation Committee considered the backgrounds, the tenure and the experience of the executive officers as well as the results of operations for 1993 and 1994 and projected results for 1995 and thereafter.
The Compensation Committee also took into consideration the fact that the compensation levels of all executive officers were modest to low for such executives at other companies similar in size to the Company and other companies within the same industry as the Company. See "Employment Agreements" and "Employees', Officers', Directors' Stock Option Plan" hereinbelow.

                           SHELDON LIEBERBAUM, member
                             S. CYE MANDEL, member

EMPLOYEES, OFFICERS, DIRECTORS STOCK OPTION PLAN

In 1987, the Company established an Employees', Officers', Directors' Stock Option Plan (the "Option Plan") which was approved by the shareholders of the Company at such time. Subsequent thereto certain amendments to the Option Plan relating to the number of shares of the Company's Common Stock reserved for issuance under and the term of the Option Plan have been adopted by the Board and approved by the shareholders of the Company. The Option Plan may be further modified or amended by the Board, but certain modifications and amendments must be thereafter approved by the Company's shareholders to continue in effect. On May 23, 1995, the Board authorized and approved an amended and restated Option Plan (the Option Plan as amended and restated is sometimes referred to herein as the "Restated Plan"). The Restated Plan included certain material amendments to the Option Plan which require the approval of the shareholders of the Company within 12 months from their adoption by the Board to continue in effect. Such material amendments are described in this section and in ITEM 5 and ITEM 6 in "PROPOSALS." The Board is recommending approval of such amendments by the Company's shareholders at the Meeting.

The Option Plan provides for the granting to key employees of both "incentive stock options," within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and "non-qualified stock options" ("non-qualified stock options" are options which do not comply with Section 422 of the Code) and for the granting to non-employee directors and independent contractors associated with the Company of non-qualified stock options.

A general description of the Option Plan, as previously in effect and as amended, is presented below. Reference is also made to ITEM 5 and ITEM 6 in "PROPOSALS" for a more detailed description of the material changes to the Option Plan for which shareholder approval is being sought at the Meeting. The descriptions of the Option Plan prior to its amendment and restatement and the Restated Plan are qualified in their entirety by reference to the full text of such plans. A copy of the Restated Plan is annexed hereto as Exhibit "A". A copy of the Option Plan in the form previously in effect may be obtained without charge upon written request to Howard L. Flanders, the Corporate Secretary, at the Company's principal executive officers, 16115 N.W. 52nd Avenue, Miami, Florida 33014.

PURPOSE. The purpose of the Option Plan is to secure for the Company and its subsidiaries the benefits of the additional incentive to selected key employees and non-employee directors of and independent contractors associated with the Company, inherent in the ownership of Common Stock, to promote the success and profitability of the Company's business and to help the Company attract, secure and retain the services of such key employees, non-employee directors and independent contractors.

TERM OF THE OPTION PLAN. Unless earlier terminated, the Option Plan will continue in effect through May 28, 2004, after which it would expire and no further options could thereafter be granted under the Option Plan. The expiration of the Option Plan, or its termination by the Board, will not affect any options previously granted and then outstanding under the Option Plan.
Such outstanding options shall remain in effect until they have been exercised, terminated or have expired.

SECURITIES AVAILABLE. Prior to the adoption of the Restated Plan, a maximum of 2,250,000 shares of the Company's Common Stock had previously been reserved for issuance upon the exercise of options granted under the Option Plan, subject to certain adjustments for changes in the capital structure of the Company as described below. See "Recapitalization, Consolidation and Similar Transactions." In order to have a sufficient number of authorized and unissued shares of Common Stock to undertake the Offering (assuming the Over-Allotment Option would be exercised in full), the number of shares of the Company's Common Stock reserved for issuance under the Option Plan was reduced by the Board to no more than 1,575,250 shares; provided, however, that, in the event that the Over-Allotment Option had not been exercised, there would not have been a reduction in the number of reserved shares or, if the Over-Allotment Option had not been exercised in full, a lesser reduction would have been made. Notwithstanding the foregoing reduction, as part of the Restated Plan the Board authorized an increase in the number of shares of the Company's Common Stock reserved for issuance under the Option Plan to 3,250,000 shares, subject to obtaining the approval of the shareholders of the Company to such increase (the "Reserved Share Increase") and to an increase in the number of shares of Common Stock authorized to be issued by the Company. Both such increases are necessary in order to authorize the aggregate of the 1,000,000 New Options granted to the four executive officers of the Company in connection with their entering into new employment agreements with the Company. See "Employment Agreements." If approved, such increases would also eliminate the reduction in the reserved shares under the Option Plan necessitated by the Offering making available options for future issuances. See ITEM 3, ITEM 5 and ITEM 6 in "PROPOSALS." Any Common Stock subject to an option which expires or is cancelled or terminated without having been exercised will again be available for issuance under the Option Plan.


ADMINISTRATION. The Option Plan is administered by the Compensation Committee comprised of two or more "disinterested" directors appointed by the Board from among its members. Any member of the Compensation Committee may be removed at any time either with or without cause by action of the Board and a vacancy on the Compensation Committee due to any reason can be filled by the Board. The current members of the Compensation Committee are the two independent, non-employee directors of the Company, S. Cye Mandel and Sheldon Lieberbaum. Subject to the express limitations of the Option Plan, the Compensation Committee has authority, in its discretion, to interpret the Option Plan, to adopt, prescribe, amend and rescind rules and regulations as it deems appropriate concerning the holding of its meetings and administration of the Option Plan, to determine and recommend persons to whom options should be granted, the date of each option grant, the number of shares of Common Stock to be included in each option, any vesting schedule, the option price and term (which in no event will be for a period more than ten years from the date of grant) and the form and content of agreements evidencing options to be issued under the Option Plan.

Prior to the Board adopting the Restated Plan on May 23, 1995, the Option Plan provided that unless the Compensation Committee was comprised of at least three disinterested persons, meaning that none of such persons were eligible or had within the previous year been eligible to participate in the Option Plan, any option granted to a director had to satisfy all of the following requirements:
(i) the total number of options granted to directors under the Option Plan could not exceed 35% of the shares reserved under the Option Plan (the "35% Limitation"); (ii) no director could be granted options in excess of 30% of the shares issued under the Option Plan in any one particular issuance; (iii) options granted to directors could not be exercisable for at least one year after the date of grant; (iv) the exercise price of options granted to directors could not be less than the fair market value of the Common Stock on the date of grant, except that if a director beneficially owns 10% or more of the combined voting power of the Company, the option price may not be less than 110% of the fair market value of the Common Stock on the date of grant. In addition, options granted to directors were and continue to be subject to all other restrictions set forth in the Option Plan. Since there were and are only two "disinterested" directors on the Compensation Committee, the above limitations relating to grants of options to directors were in effect prior to the adoption by the Board of the Restated Plan and would again be in effect if the approval of the shareholders at the Meeting to the material amendments (the "Other Amendments") to the Option Plan (other than the Reserved Share Increase) is not obtained. As a result of the number of shares of the Company's Common Stock reserved for issuance under the Option Plan being required to be reduced by the Board to permit the Company to undertake the Offering, Paul Goldberg and Bruce M. Goldberg had agreed not to exercise stock options held by them for an aggregate of up to 50,000 shares each of Common Stock to enable the Option Plan to remain in compliance with the 35% Limitation. This agreement would terminate upon the number of shares reserved for issuance being subsequently increased to an amount sufficient to permit the Option Plan to be in compliance with the 35% Limitation, which would occur if the Reserved Share Increase and the increase in the number of shares of Common Stock authorized to be issued are approved by the shareholders at the Meeting, or the 35% Limitation was otherwise eliminated. As a result of the New Options granted to the four executive officers of the Company in connection with their entering into new employment agreements, on May 23, 1995, the Board authorized the elimination of all of the above limitations as part of the Other Amendments requiring the approval of the Company's shareholders. See "Employment Agreements" and ITEM 3, ITEM 5 and
ITEM 6 of the "PROPOSALS" to be voted upon at the Meeting.

ELIGIBILITY TO PARTICIPATE IN OPTION PLAN. Options may be currently granted under the Option Plan to any key employee or non-employee director or prospective key employee or non-employee director (conditioned upon, and effective not earlier than, his or her becoming an employee or director) of or independent contractors associated with the Company or its subsidiaries. However, as required by the Code, non-employee directors and independent contractors are only eligible to receive non-qualified stock options. In determining key employees to whom options will be granted, the Compensation Committee takes into consideration the key employee's present and potential contribution to the success and growth of the Company's business and other such factors as the Compensation Committee may deem proper or relevant in its discretion including whether such person performs important job functions or makes important decisions for the Company, as well as the judgment, initiative, leadership and continued efforts of eligible participants. Employees who are also officers or directors of the Company or its subsidiaries will not by reason of such offices be ineligible to receive options. However, no member of the Compensation Committee is eligible to receive options under the Option Plan.

EXERCISE PRICE. The exercise price for all options granted under the Option Plan shall not be less than the fair market value of the Common Stock on the date of grant (or 110% of the fair market value if the beneficiary of the grant beneficially owns 10% or more of the outstanding shares of Common Stock; provided, however, that, as part of the Restated Plan and the Other Amendments requiring the approval of the Company's shareholders at the Meeting, this 110% provision has been limited to incentive stock options only). Fair market value on the date of grant of any Option is the average of the "market price" of a share of Common Stock for each of the seven (7) consecutive business days preceding such day. The "market price" on each such day shall be (i) if the Common Stock is listed on a securities exchange (including The Nasdaq Stock Market), the closing sales price on such exchange on such day or, in the absence of reported sales on such day, the mean between the reported closing bid and asked prices on such exchange on such day, or (ii) if the Common Stock is not listed on a securities exchange (including The Nasdaq Stock Market), the mean between the closing bid and asked prices as quoted by the National Association of Securities Dealers, Inc. through the National Association of Securities Dealers Automated Quotation System ("NASDAQ") for such day; provided, however, that, if there are no such quotations or if it is determined that the fair market value is not properly reflected by such NASDAQ quotations or the Common Stock is not traded on an exchange or over the counter, fair market value shall be determined by such other method as the Compensation Committee determines to be reasonable. Notwithstanding the foregoing, if on, or within ten (10) days prior to, the date of grant of any options, a registration statement filed by the Company with the SEC in connection with a public offering of Common Stock becomes effective, the fair market value of a share of such Common Stock shall be the public offering price per share of Common Stock being offered pursuant to such offering.

LIMITATION ON GRANT OF OPTIONS. Except as may be specifically limited by the terms of the Option Plan, the granting of Options is made at the sole discretion of the Compensation Committee. Further, the aggregate fair market value of the Common Stock (determined at the date of the option grant) for which an employee may be granted options which become first exercisable in any calendar year under the Option Plan may not exceed $100,000. Prior to the Board's adoption of the Other Amendments, the foregoing $100,000 limitation applied to all options (both incentive and non-qualified stock options) granted under the Option Plan. One of the Other Amendments removed this limitation as to non-qualified stock options. Accordingly, the Compensation Committee may now grant options in excess of this $100,000 limitation provided said options are clearly and specifically designated as not being incentive stock options, unless the Other Amendments are not approved by the Company's shareholders.
See ITEM 6 in "PROPOSALS."

OPTION PERIOD. The term of and any vesting schedule (whether the option will be exercisable immediately, in stages or otherwise, or the vesting will be based upon any condition such as the operating performance of the Company) for an option granted under the Option Plan is established by the Compensation Committee, but the term may not be more than ten years from the date of grant of the option, except that, in the case of a person receiving an incentive stock option who at such time owns Common Stock representing more than 10% of the Common Stock outstanding at the time the option is granted, the term of such incentive stock option shall not exceed five years from the date of grant of the option. In general, options will not be exercisable after the expiration of their term. Prior to the Board's adoption of the Other Amendments, (i) in the event that a person holding an option (an "optionee") ceased to serve as an employee or director of the Company for any reason other than termination for retirement, disability, death or involuntary termination, an exercisable option (whether an incentive stock option or non-qualified stock option) would cease to be exercisable immediately; and (ii) in the event of the retirement, disability, death or involuntary termination of an optionee while an employee or director (or such optionee's death within the three-month period following the date of termination of employment or directorship), an exercisable option would generally continue to be exercisable for the three months thereafter or in the case of death until the expiration date of such option, whichever was later. One of the Other Amendments adopted by the Board as part of the Restated Plan provides that the Option Plan permit the Compensation Committee the authority and discretion to determine the time frame in which an optionee has to exercise his options (subject to the 10 year limitation from date of grant) in the event of his termination of employment due to death, disability, termination without cause, retirement, voluntarily leaving the Company and change in control. See ITEM 6 in "PROPOSALS." The Compensation Committee exercised such authority and discretion in granting the New Options which generally provide that an executive officer has 2 years from the date of termination or cessation of his employment upon the happening of certain events, such as death, disability, retirement and change in control of the Company, to exercise his New Options which have vested. See "Employment Agreements - The Goldberg Agreements."

NONTRANSFERABILITY. No option granted under the Option Plan is transferable other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order and, subject to any transfer pursuant to a qualified domestic relations order, each option will be exercisable, during the lifetime of an optionee, only by such optionee.

MANNER OF EXERCISE AND PAYMENT FOR OPTIONS. Options granted under the Option Plan shall be exercised by an optionee (or upon his death by his or her personal representative, executor or administrator), as to all or part of the Common Stock covered by the options which have vested (subject to any minimum numbers of shares that must be purchased at any time under the terms of a particular stock option agreement), by giving written notice of exercise to the Company specifying the number of shares to be purchased and accompanied by payment of the full purchase price for the shares being purchased. Payment in full of such purchase price is to be made (a) by check payable to the Company or (b) with the prior consent of the Compensation Committee or to the extent provided in the applicable option agreement, by tendering to the Company previously acquired shares of Common Stock having a fair market value (determined as of the date such options are exercised) equal to the entire purchase price, or (c) with the prior consent of the Compensation Committee or to the extent provided in the applicable option agreement, by a combination of
(a) and (b) above. No shares of Common Stock can be issued until full payment therefore has been received by the Company, and no optionee has any of the rights of a shareholder of the Company until the certificates for such shares of Common Stock are issued to the optionee following the exercise of his or her options.

RECAPITALIZATION, CONSOLIDATION AND SIMILAR TRANSACTIONS. In the event of any stock split, stock dividend, reclassification or recapitalization which changes the character or amount of the Company's outstanding Common Stock while any portion of any options theretofore granted under the Option Plan are outstanding but unexercised, the Compensation

Committee shall make such adjustments in the character and number of shares subject to such options and in the option price, as shall be equitable and appropriate in order to make such options, as nearly as may be practicable, equivalent to such options immediately prior to such change, subject to complying with any requirements of the Code in the event that incentive stock options are involved.

AMENDMENT AND TERMINATION OF OPTION PLAN. The Board may at any time amend, modify or terminate the Option Plan except with respect to outstanding options, but may not make any amendment to the Option Plan which increases the maximum number of shares which may be subject to awards of options (except in connection with recapitalizations or similar transactions, see "Recapitalization, Consolidation and Similar Transactions"), which materially increases the benefits accruing to participants under the Option Plan within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, or which changes the class of persons eligible for the grant of options or otherwise materially modifies the requirements for eligibility for participation in the Option Plan, unless such action of the Board shall be approved or ratified by the shareholders of the Company. Unless terminated earlier by the Board, the Option Plan shall continue in effect through May 28, 2004, after which no further options may be granted under the Option Plan. As previously indicated, the Board is recommending certain amendments for approval by the Company's shareholders. See ITEM 5 and ITEM 6 in "PROPOSALS."

FEDERAL INCOME TAX CONSEQUENCES. Under present federal income tax laws, options granted under the Option Plan will have the following consequences:

     (1) The grant of an option will not, by itself, result in the recognition of taxable income to the optionee nor entitle the Company to a deduction at the time of such grant.

     (2) The exercise of an option which is an incentive stock option within the meaning of Section 422 of the Code will generally not, by itself, result in the recognition of taxable income to the optionee nor entitle the Company to a deduction at the time of such exercise. However, the difference between the exercise price and the fair market value of the option shares on the date of exercise is an alternative minimum tax item of adjustment which may, in certain situations, trigger the alternative minimum tax under the Code. The alternative minimum tax is incurred only when it exceeds the regular income tax. The optionee will recognize capital gain or loss upon resale of the shares received upon such exercise, provided that such optionee held such shares for at least one year after transfer of the shares to him or her or two years after the grant of the option, whichever is later. If the shares are not held for that period, the optionee will recognize taxable ordinary income as compensation (and the Company will realize a compensation deduction) upon disposition in an amount equal to the lesser of (a) the difference between the exercise price and the fair market value on the date of exercise of the shares or (b) the gain realized upon the sale and, in the event that the gain realized upon the sale is greater than the difference between the exercise price and the fair market value on the date of exercise of the shares, the balance of the gain on the disposition of the shares will be long or short term capital gain depending on the holding period of the shares.

     (3) The exercise of an option which is not an incentive stock option within the meaning of Section 422 of the Code (i.e. a non-qualified stock option) will result in the recognition of taxable ordinary income by the optionee (and the Company will realize a compensation deduction) on the date of exercise in an amount equal to the difference between the exercise price and the fair market value on the date of exercise of the shares acquired pursuant to the option. In that regard, the Company is entitled to require as a condition to delivery that the optionee remit or, in the appropriate cases, agree to remit when due an amount sufficient to satisfy all federal, state and local withholding tax requirements relating thereto. The tax basis of the shares of Common Stock received by the optionee upon exercise of a non-qualified stock option will be equal to the amount paid as the exercise price plus the amount, if any, includable in his or her gross income as compensation income as described above. The holding period for such shares will commence on the date of exercise. On the subsequent sale (or other disposition) by the optionee of the shares of Common Stock received upon the exercise of a non-qualified stock option, any gain realized on such sale or disposition will be long or short term capital gain depending on the holding period of the shares.

     (4) Generally, the Company will be allowed a tax deductible expense for federal income tax purposes equal to the amount of taxable ordinary income that an optionee recognizes related to his or her options at the time of recognition of such ordinary income upon the earlier of the exercise or sale of such options.

REGISTRATION OF UNDERLYING COMMON STOCK. On February 11, 1994, the Company filed a registration statement on Form S-8 with the Commission in order to register 1,687,914 shares of Common Stock then issuable under the Option Plan and 98,160 issuable to an employee of the Company upon the exercise of a stock option granted outside of the Option Plan in connection with an acquisition by the Company. So long as such registration statement remains effective under the Securities Act of 1993, as amended (the "Act"), shares of Common Stock issued upon the exercise of outstanding options under the Option Plan will be immediately and freely tradable without restriction under the Act, subject to applicable volume limitations, if any, under Rule 144 and, in the case of executive officers and directors of the Company, Section 16 of the Securities Exchange Act of 1934, as amended. It is contemplated that the Company will at the appropriate time file an amendment to its registration statement on Form S-8 in order to register any additional shares of Common Stock reserved for issuance under the Option Plan. In addition, as permitted by one of the Other Amendments which is part of the Restated Plan, the New Options granted to each of Paul Goldberg and Bruce M. Goldberg provide that, upon the written request of either such person, the Company shall use its best efforts at all times on and after the time such requesting person's New Options become vested and exercisable to effect and maintain the required registration, listing and/or qualification under federal and state securities laws of the shares of Common Stock covered by such New Options. See ITEM 6 in "PROPOSALS."

As of June 26, 1995, a total of 2,316,690 options were granted and had not expired or been forfeited, of which 146,127 were exercised and 2,170,563 options were outstanding (of which 1,631,000 options (including the 1,000,000 New Options) were held by executive officers and directors of the Company as a group, see "Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-Ended Option Values" and "Employment Agreements - The Goldberg Agreements", and 574,912 options are presently exercisable). These options, which are held by 68 persons, are exercisable at prices ranging from $.75 per share to $2.63 per share and are exercisable through various expiration dates from 1995 to 2005. In addition, certain options were issued to the selling stockholders in connection with the Company's acquisitions in 1994. See footnote (2) to the table in "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT" for the number of incentive stock options currently held by executive officers and directors of the Company and "Employment Agreements - The Goldberg Agreements" for a discussion of the New Options granted to the Company's executive officers. On July 7, 1995, the last reported sales price of the Common Stock of the Company on The Nasdaq Stock Market was $2 5/8 per share.


DEFERRED COMPENSATION PLAN FOR EXECUTIVE OFFICERS AND KEY EMPLOYEES

Effective January 1, 1988, the Company established a deferred compensation plan (the "Deferred Compensation Plan") for executive officers and key employees of the Company. The employees eligible to participate in the Deferred Compensation Plan (the "Participants") are chosen at the sole discretion of the Board, upon a recommendation from the Compensation Committee. Pursuant to the Deferred Compensation Plan, commencing on a Participant's retirement date, he or she will receive an annuity for ten years. The amount of the annuity shall be computed at 30% of the Participant's salary, as defined. Any Participant with less than ten years of service to the Company as of his or her retirement date will only receive a pro rata portion of the annuity. Retirement benefits paid under the Deferred Compensation Plan will be distributed monthly. The Company paid benefits under this plan of approximately $52,000 during 1994, none of which was paid to any executive officer. The maximum benefit payable to a Participant (including each of the executive officers) under the Deferred Compensation Plan is presently $22,500 per annum.

401(k) PLAN

The Company maintains a 401(k) Plan (the "401(k) Plan"), which is intended to qualify under Section 401(k) of the Code. All full-time employees of the Company over the age of 21 are eligible to participate in the 401(k) Plan after completing 90 days of employment. Each eligible employee may elect to contribute to the 401(k) Plan, through payroll deductions, up to 15% of his or her salary, limited to $9,240 in 1994. The Company makes matching contributions and in 1994 its contributions were in the amount of 25% on the first 6% contributed of each participating employee's salary.

EMPLOYMENT AGREEMENTS

  THE GOLDBERG AGREEMENTS

Effective June 1, 1992, the Company entered into employment agreements with Paul Goldberg, its Chief Executive Officer and Bruce M. Goldberg, its current President and Chief Operating Officer (collectively, the "1992 Agreements"). The 1992 Agreements were for three-year terms expiring on May 31, 1995. Pursuant to their 1992 Agreements, Paul Goldberg and Bruce M. Goldberg received a base salary of $186,000 and $150,000 per annum, respectively. Under the 1992 Agreements, Paul Goldberg and Bruce M. Goldberg were also each entitled to receive a bonus equal to 5% of the Company's pre-tax income in excess of $1,000,000 in any calendar year. Such bonus compensation payable under the 1992 Agreements to Paul Goldberg and Bruce
M. Goldberg was limited to $150,000 and $100,000 per annum, respectively. For the calendar year 1994, Paul Goldberg and Bruce M. Goldberg did not earn a bonus, although they were each paid $100,000 relating to bonuses earned for the Company's 1993 fiscal year.

In addition, the 1992 Agreements provided for certain additional benefits, including participation in Company benefit plans, including the Deferred Compensation Plan, payments to the employee upon his disability, certain life insurance benefits and the continued use of a Company automobile. See "Summary Compensation Table." The agreements prohibited Paul Goldberg and Bruce M. Goldberg from competing with the Company for two years after any voluntary termination of employment or termination for cause. The agreements further provided that, if there was a change in control (as defined) of the Company, the Company would have the option to either extend the agreements for two additional years or terminate the agreements upon making a lump sum severance payment equal to two years compensation. Further, if Paul Goldberg or Bruce M. Goldberg were to be terminated without cause, each of them would have been be entitled to receive severance benefits equal to the greater of two years compensation or the remainder of the compensation due them under their respective employment agreements.

In May 1995, the Company entered into new employment agreements with each of Paul Goldberg and Bruce M. Goldberg to take effect on June 1, 1995, as of the expiration of the 1992 Agreements (collectively the "1995 Agreements"). The 1995 Agreement for Paul Goldberg extends the term of his employment until December 31, 2000, subject to earlier termination as a result of his retirement as hereinafter described, and provides for a base salary effective as of June 1, 1995, of $250,000 per annum, subject to an annual increase commencing as of January 1, 1996 (which increase shall be prorated for the period between June 1, 1995 and December 31, 1995) equal to the greater of 4% per annum or the increase in the cost of living. The 1995 Agreement for Bruce M. Goldberg extends the term of his employment until December 31, 2000, and provides for a base salary effective as of June 1, 1995, of $275,000 per annum, subject to the same annual increase formula as for Paul Goldberg under his 1995 Agreement. Under the 1995 Agreements, Paul Goldberg and Bruce M. Goldberg are each entitled to receive an annual cash bonus equal to 3% of the Company's pre-tax income, before nonrecurring and extraordinary charges, in excess of $1,000,000 in any calendar year. Such annual bonus compensation for each of Paul Goldberg and Bruce M. Goldberg is limited in any year to an amount no greater than two times his respective base salary for the applicable year. In addition, Bruce M. Goldberg will also receive an additional one time bonus in the amount of $30,000 by January 15, 1996, in the event that the Company's net sales for calendar year 1995 exceed $135,000,000.

The 1995 Agreements, together with the new employment agreements between the Company and each of Howard L. Flanders and Rick Gordon described below, provide for the granting of an aggregate of 1,000,000 stock options pursuant to the Option Plan as additional incentive compensation for such four executive officers (collectively, the "New Options"). The 1995 Agreements provide for Paul Goldberg and Bruce M. Goldberg to be granted New Options covering 250,000 and 450,000 shares of Common Stock, respectively, out of the aggregate of 1,000,000 New Options. Each of Messrs. Flanders and Gordon are entitled to be granted New Options covering 150,000 shares of Common Stock under his respective employment agreement. All of the New Options were to be granted on the earlier to occur of the date that the registration statement for the Offering became effective, or June 15, 1995. Since such registration statement became effective June 8, 1995, the New Options were granted on such date. The New Options are immediately exercisable over a 10 year period from the date of grant (until June 7, 2005), subject to the vesting schedule set forth below and, in the case of Messrs. Flanders and Gordon, subject to an exercise installment schedule through 2002 (10% in 1996; up to 20% in the aggregate in 1997; up to 30% in the aggregate in 1998; up to 40% in the aggregate in 1999; up to 50% in the aggregate in 2000; up to 75% in the aggregate in 2001; and 100% in the aggregate in 2002) and further subject to generally attempting to maintain at least through 2002 as many of the New Options as possible as incentive stock options. Each of the New Options have an exercise price equal to 100% of the fair market value of a share of Common Stock on the date of grant. The 1995 Agreements, as well as Messrs. Flanders' and Gordon's respective employment agreements, contemplated that, if the date of grant was the effective date of the registration statement for the Offering, the exercise price would be the public offering price per share of the Common Stock offered pursuant to the Offering. Since the date of grant was such effective date, the exercise price per share of the New Options is equal to the $1.875 public offering price per share. The New Options granted to each of the executive officers will vest in no event later than 9 years from the date of grant, subject to earlier vesting in the following percentage increments based upon the Company attaining net earnings per share on a primary basis in any year from 1995 through 2000, inclusive, in at least the following amounts:

          PERCENTAGE OF                                                                 NET EARNINGS
        OPTIONS VESTED (%)                                                             PER SHARE ($)
        ------------------                                                             -------------
               25%  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       $.18
               50 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        .22
               75 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        .28
              100 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        .38

In addition, in the event that the employment of Paul Goldberg or Bruce M. Goldberg with the Company is terminated without cause (as defined in each of such executive officer's employment agreement) by the Company, the New Options held by such terminated executive officer shall become immediately 100% vested. Furthermore, if there is a change in control (as defined in the employment agreement of each of the four executive officers, including Messrs. Flanders and Gordon) of the Company, the New Options held by each of the four executive officers shall become immediately 100% vested. Upon any of the four executive officer's termination of employment due to certain events, to the extent any or all of the New Options granted to him have vested or otherwise vest within the time frames hereinafter described for exercise after termination, the vested New Options are immediately exercisable within the permitted time frames described below. Generally, an executive officer has at least two (2) years from the date of termination or cessation of his employment with the Company as a result of death, disability, voluntary resignation within 180 days after a change in control or retirement (which, for purposes of exercisability of a New Option, is resigning as an employee after reaching age 65) to exercise his vested New Options. In the event of an executive officer's termination or cessation of employment with the Company (i) as a result of his voluntary resignation (other than within 180 days after a change in control or as a result of retirement), he will have three months to exercise any of his vested New Options (provided, that, if he shall die during such three month period, the time of termination of the unexpired portion of his vested New Options will be 18 months following issuance of letters testamentary or letters of administration for his estate, but in no event later than two years after his death) and (ii) for cause, all of the New Options terminate immediately. See also "Employees', Officers', Directors' Stock Option Plan."

The granting of the New Options will be void and a nullity in the event that the Company does not obtain the approval of the Company's shareholders to (i) the Reserve Share Increase and the Other Amendments to the Option Plan, both of which are being proposed to be voted upon at the Meeting and are necessary to permit the granting of the New Options, and (ii) an increase in the number of shares of Common Stock authorized to be issued by the Company to enable the Company to have sufficient shares of Common Stock available for, among other things, issuance upon the exercise of the New Options. See ITEM 3, ITEM 5 AND
ITEM 6 in "PROPOSALS." In the event that the shareholders of the Company do not approve the Reserve Share Increase and Other Amendments or do not approve the increase in the number of authorized shares of Common Stock resulting in the New Options automatically terminating, the annual cash bonus of each of Paul Goldberg and Bruce M. Goldberg described above would be increased from 3% to 5% of the Company's pre-tax income before nonrecurring and extraordinary charges and the annual cash bonus of each of Messrs. Flanders and Gordon described below would be increased from 2% to 2.5% of the Company's pre-tax income before nonrecurring and extraordinary charges. See "The Flanders Agreement" and "The Gordon Agreement" hereinbelow.

Under Paul Goldberg's 1995 Agreement, he will be able to elect, in his sole discretion, to retire at any time on or after January 1, 1999 (the "Retirement Election"). Upon the earlier to occur of the Retirement Election or at the expiration of the term of the 1995 Agreement, the Company will be obligated to pay Paul Goldberg (in addition to any other compensation he may be entitled to upon termination), and his spouse upon his death, a retirement benefit of $100,000 per annum until the later of the death of Paul Goldberg or his spouse, provide him and his spouse, without cost, until the later of their respective deaths, at least the same level of medical and health insurance benefits as was provided prior to his retirement and continue to pay the premiums on the life insurance policies covering his and his spouse's lives as described hereinbelow and under "Summary Compensation Table" above.

The 1995 Agreements also provide certain additional benefits to each of Paul Goldberg and Bruce M. Goldberg, including participation in the Company benefit plans, including the Deferred Compensation Plan and the 401(k) Plan, and the continued use of a Company automobile. In addition, in the event of the disability of Paul Goldberg, the Company will be obligated to continue all compensation and other benefits due under his 1995 Agreement for the shorter of two years or until January 1, 1999, and to thereafter provide the retirement and health benefits described above. In the event of the disability of Bruce M. Goldberg, the Company will be obligated to continue all compensation and other benefits due under his 1995 Agreement for two years thereafter. Furthermore, in addition to the life insurance policies covering the life of Paul Goldberg and Bruce M. Goldberg described under "Summary Compensation Table" being funded by the Company, the Company has agreed to advance the Paul Goldberg Family Insurance Trust or such other person designated by Paul Goldberg (i) each year until the insured's death the amount of the annual premium for a new $1,000,000 face value insurance policy on Paul Goldberg's or his spouse's life and (ii) each year until the later to die of Paul Goldberg or his spouse the amount of the annual premium for a $1,000,000 face value second to die insurance policy on the lives of Paul Goldberg and his spouse. Such annual advances (together with interest to accrue thereon at the rate of 5% per annum) for each policy will be secured by the respective insurance policy and the higher of the advances (together with the interest accrued thereon) for and the cash surrender value of the respective policy will be repaid to the Company upon the death of Paul Goldberg, the death of his spouse or the death of Paul Goldberg and his spouse (as applicable) out of the proceeds thereof.


The 1995 Agreements also provide that, in the event of change in control (as defined) of the Company, each of Paul Goldberg and Bruce M. Goldberg shall have the option in his sole discretion to terminate his 1995 Agreement. In such event, Paul Goldberg would be entitled to elect (in lieu of electing to continue to receive some or all of the compensation, payments and benefits as and when due under the 1995 Agreement) to receive a lump sum payment equal to the sum of (i) Paul Goldberg's compensation due through the greater of the end of the term of the 1995 Agreement or three years after the change in control,
(ii) the present value (assuming a certain discount rate and life expectancy) of the retirement payments payable to Paul Goldberg commencing from the later of the end of the term or three years after the change in control until his death, (iii) an amount sufficient to pay, until the later of his or his spouse's death, the premium for at least the same level of health insurance benefits as was provided before the change in control and (iv) an amount sufficient to pay, until the later of his or his spouse's death (as applicable), the premiums on the life insurance policies insuring his or his spouse's lives as described in the previous paragraph. Similarly, under Bruce
M. Goldberg's 1995 Agreement, in the event of a change in control and Bruce M. Goldberg's election to terminate his 1995 Employment Agreement, Bruce M. Goldberg at his option will be entitled to elect to receive a lump sum payment equal to his compensation due through the later of the end of the term of his 1995 Agreement or three years after the change in control or for such period to continue to receive such compensation as and when due under the 1995 Agreement. In addition, in the event of a change in control, all unvested options held by Paul Goldberg or Bruce M. Goldberg, as well as any other executive officer, would vest and become immediately exercisable. These change in control provisions replaced the change in control provisions of the 1992 Agreements as of June 1, 1995.

  THE FLANDERS AGREEMENT

In May 1995, the Company entered into an employment agreement with Howard L. Flanders, its Vice President, Corporate Secretary and Chief Financial Officer (the "Flanders Agreement"). The Flanders Agreement will continue through December 31, 1998, and provides for a base salary, effective as of March 1, 1995, of $157,500 per annum, subject to an annual increase commencing as of January 1, 1996, equal to the greater of 5% per annum or the increase in the cost of living. Under the Flanders Agreement, Mr. Flanders is entitled to receive an annual cash bonus equal to 2% of the Company's pre-tax income, before nonrecurring and extraordinary charges, in excess of $1,000,000 in any calendar year. Such annual cash bonus compensation will be limited in any year to an amount no greater than Mr. Flanders' base salary for the applicable year. The Flanders Agreement also provides for Mr. Flanders to be granted the 150,000 New Options; provided, that, if the shareholders' approvals necessary in connection with the granting of the New Options as described above is not obtained, then Mr. Flanders' annual cash bonus percentage will be increased from 2% to 2.5%. In addition, the Flanders Agreement provides for certain additional benefits, including participation in the Company benefit plans, including the Deferred Compensation Plan and the 401(k) Plan, payment to Mr. Flanders upon his disability of his compensation and other benefits for two years thereafter and the continued use of a Company automobile. The Flanders Agreement prohibits Mr. Flanders from competing with the Company for two years after any voluntary termination of employment or termination for cause. Further, if Mr. Flanders were to be terminated without cause, he will be entitled to receive severance benefits equal to the greater of two-years compensation or the remainder of the compensation due under the Flanders Agreement. Additionally, under the Flanders Agreement, the Company will pay premiums under a life insurance policy with the beneficiary to be as designated by Mr. Flanders as described under "Summary Compensation Table" above. The Flanders Agreement also provides that, in the event of a change in control (as defined) of the Company, Mr. Flanders will have the option in his sole discretion to terminate the Flanders Agreement. In such event, Mr. Flanders at his option would be entitled to elect to receive a lump-sum payment equal to Mr. Flanders' compensation due through the later of the end of the term of the Flanders Agreement or two years after the change in control or for such period to continue to receive such compensation as and when due under the Flanders Agreement.

  THE GORDON AGREEMENT

In May 1995, the Company entered into an employment agreement with Rick Gordon, its Senior Vice President of Sales and Marketing (the "Gordon Agreement"). The Gordon Agreement will continue through December 31, 1998, and provides for a base salary, effective as of March 1, 1995, of $163,000 per annum, subject to an annual increase commencing as of January 1, 1996, equal to the greater of 5% per annum or the increase in the cost of living. Under the Gordon Agreement, Rick Gordon is entitled to receive an annual cash bonus equal to 2% of the Company's pre-tax income, before nonrecurring and extraordinary charges, in excess of $1,000,000 in any calendar year. Such annual cash bonus compensation will be limited in any year to an amount no greater than Mr. Gordon's base salary for the applicable year. With respect to fiscal 1995, Rick Gordon will also receive an additional one time bonus in the amount of $15,000 by January 15, 1996, in the event that the Company's net sales for calendar year 1995 exceed $135,000,000. The Gordon Agreement also provides for Mr. Gordon to be granted the 150,000 New Options; provided, that, if the shareholders' approvals necessary in connection with the granting of the New Options as described above is not obtained, then Mr. Gordon's annual cash bonus percentage will be increased from 2% to 2.5%. In addition, the Gordon Agreement provides for certain additional benefits, including participation in the Company benefit plans, including the Deferred Compensation Plan and the 401(k) Plan, payment to Mr. Gordon upon his disability of his compensation and other benefits for two years thereafter and the continued use of a Company automobile. The Gordon Agreement prohibits Mr. Gordon from competing with the Company for two years after any voluntary termination of employment or termination for cause. Further, if Mr. Gordon were to be terminated without cause, he will be entitled to receive severance benefits equal to the greater of two-years compensation or the remainder of the compensation due under the Gordon Agreement. Additionally, under the Gordon Agreement, the Company will pay premiums under a life insurance policy with the beneficiary to be as designated by Mr. Gordon as described under "Summary Compensation Table" above. The Gordon Agreement also provides that, in the event of a change in control (as defined) of the Company, Mr. Gordon will have the option in his sole discretion to terminate the Gordon Agreement. In such event, Mr. Gordon at his option would be entitled to elect to receive a lump-sum payment equal to Mr. Gordon's compensation due through the later of the end of the term of the Gordon Agreement or two years after the change in control or for such period to continue to receive such compensation as and when due under the Gordon Agreement.

                         STOCK PRICE PERFORMANCE CHART

The following graph compares the five-year cumulative total returns* of the Company's Common Stock with the NASDAQ Market Index and the Electronic Parts and Equipment Peer Group Index (SIC Code 5065). The stock price performance shown below is not necessarily indicative of future price performance.

             COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN AMONG
                      THE COMPANY, NASDAQ MARKET INDEX AND
              THE ELECTRONIC PARTS AND EQUIPMENT PEER GROUP INDEX

                         FISCAL YEARS ENDED DECEMBER 31


                              [PERFORMANCE GRAPH]





         The following table presents in tabular form the data set forth in the performance graph to be included in the Proxy Statement:


                                                Fiscal Years Ended December 31
INDEX DESCRIPTION                 1989*     1990       1991       1992       1993      1994
- -----------------                 ----      ----       ----       ----       ----      ----
                                                        (In Dollars)
The Company                       100        37.50      75.00      75.00     131.25     93.75

Electronic Parts and              100        94.31     119.75     163.73     191.41    177.92
Equipment Peer Group Index
(SIC Code 5065)

NASDAQ Market Index               100        81.12     104.14     105.16     126.14    132.44



____________________

* Assumes the investment of $100 on January 1, 1990 and reinvestment of dividends (no dividends were declared on the Company's Common Stock during the period).

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Paul Goldberg, a director and executive officer of the Company, owns a one-third interest in GBG of Maryland, Inc., a corporation that leased office space to a wholly-owned subsidiary of the Company until December 1994. At such time, the lease was terminated in connection with the sale to an unrelated third party of the building in which the office space was located. The Company's wholly-owned subsidiary currently leases the office space from such unrelated third party. During fiscal year 1994, such wholly-owned subsidiary paid approximately $31,000 in rent to lease such office space.


Sheldon Lieberbaum, a director of the Company, is director of corporate finance and a director and shareholder of the Underwriter. In connection with the Offering, the Underwriter received compensation, including a selling commission and discount equal to 9% of the gross proceeds of the Offering ($767,813 in connection with the sale of the 4,550,000 shares of Common Stock, which is exclusive of the Over-Allotment Option which was exercised by the Underwriter on July 7, 1995, but has not as yet closed), a non-accountable expense allowance equal to 3% of the gross proceeds of the Offering ($255,938, without giving effect to the exercise of the Over-Allotment Option), a consulting fee equal to $66,000, reimbursement of certain accountable expenses aggregating approximately $64,000 and warrants to purchase (collectively the "Underwriter's Purchase Warrants") the number of shares of Common Stock of the Company equal to 10% of the Common Stock sold in the Offering at an exercise price per share of $2.625 per share (140% of the public offering price of the Common Stock sold in the Offering). See "Amendments to Certificate" in ITEM 4 of "PROPOSALS."



                                   PROPOSALS

ITEM 1.     ELECTION OF DIRECTORS

It is intended that the votes will be cast pursuant to the accompanying proxy for the nominees named below, unless otherwise directed. The Board has no reason to believe that such nominees will become unavailable, however, in the event that such nominees should be unavailable, proxies solicited by the Board will be voted for the election of substitute nominees designated by the Board.

S. Cye Mandel has been a member of the Board since 1987 and Sheldon Lieberbaum became a director of the Company in 1992. The names of the nominees and the terms and class are set forth below. For biographical and other information regarding such nominees, see "BOARD OF DIRECTORS."

NOMINEE                           TERM                   CLASS
- -------                           ----                   -----
S. Cye Mandel                     3 years                  I

Sheldon Lieberbaum                3 years                  I

Proxies cannot be voted for a greater number of persons than the two nominees named above.

The nominees for directors who receive a plurality of the votes cast by the holders of the Shares will be elected. Abstention (withheld authority) and broker or nominee non-votes are not counted in determining the number of shares voted for or against any nominee for director.

The Board recommends a vote in favor of the nominees for election to the Board.

ITEM 2.     RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

It is intended that the votes will be cast pursuant to the accompanying proxy for the ratification of Lazar, Levine & Company LLP as the Company's independent public accountants for the fiscal year ending December 31, 1995, unless otherwise directed.

The firm of Lazar, Levine & Company LLP certified the accounts of the Company for the fiscal years ended December 31, 1988 and thereafter. No member of such firm or any associate thereof has any financial interest in the Company or its subsidiaries. A member of such firm is not expected to be present at the Meeting.

Shareholder approval of the Company s auditors is not required under Delaware law. Consistent with past practices, the Board is submitting its selection of Lazar, Levine & Company LLP to its shareholders for ratification in order to determine whether the shareholders generally approve of the Company's auditors. If the selection of Lazar, Levine & Company LLP is not approved by the shareholders, the Board will reconsider its selection.

The affirmative vote of a majority of the Shares represented at the Meeting is required to approve this proposal.

The Board recommends a vote in favor of this proposal.

ITEM 3.     PROPOSED AMENDMENT TO ARTICLE 4 OF THE CERTIFICATE OF
INCORPORATION, AS AMENDED, TO INCREASE THE AUTHORIZED SHARES OF COMMON STOCK TO 40,000,000 SHARES ("ITEM 3")

The Board is recommending to the shareholders of the Company that they approve the adoption of two amendments to Article 4 of the Company's Certificate of Incorporation, as amended (the "Certificate"). The purpose of the first proposed amendment to the Certificate is to increase from 20,000,000 to 40,000,000 the number of authorized shares of Common Stock (the "Common Stock Amendment"). The Common Stock Amendment would revise the first paragraph of
Article 4 of the Certificate to read as follows:

            "4. The total number of shares of common stock which the Corporation shall have authority to issue is 40,000,000 shares of $.01 par value common stock."

See discussion under "Amendments to Certificate" in ITEM 4 below regarding the Company's Common Stock and matters and information relating to this proposal.

ITEM 4. PROPOSED AMENDMENT TO ARTICLE 4 OF THE CERTIFICATE TO INCREASE THE AUTHORIZED SHARES OF PREFERRED STOCK TO 5,000,000 SHARES ("ITEM 4")

The Board is recommending to the shareholders of the Company that they adopt a second amendment to Article 4 of the Certificate. The purpose of the second proposed amendment to the Certificate is to increase from 1,000,000 to 5,000,000 the number of authorized shares of preferred stock (the "Preferred Stock Amendment"). The Preferred Stock Amendment would revise the second paragraph of Article 4 of the Certificate to read as follows:

            "The Corporation is also authorized to issue 5,000,000 shares of preferred stock, $.01 par value each."

AMENDMENTS TO CERTIFICATE


The Company currently has 20,000,000 shares of Common Stock authorized, of which 16,996,791 shares are issued and outstanding. In addition, the Company currently has outstanding warrants, options and other rights to acquire shares of Common Stock (exclusive of the Underwriter's Purchase Warrants and the New Options) aggregating 2,192,149 shares and the Underwriter has on July 7, 1995, exercised the Over-Allotment Option. Subject to the consummation of the closing scheduled for July 13, 1995, an additional 682,500 shares of Common Stock will be issued by the Company on such date pursuant to the Over-Allotment Option. Accordingly, the Company only has 128,560 (0.6%) of the Company's authorized shares of Common Stock available for issuance. See footnote (2) to the table in "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT." For this reason alone, the Company's officers and directors ("Management") believes it is imperative that the Common Stock Amendment be approved by the Company's shareholders.


The Company currently has 1,000,000 shares of preferred stock authorized, none of which are issued and outstanding. All unissued shares of Common Stock and preferred stock are and will be issuable by the Company upon authorization by the Board without further action by the shareholders. In the case of the preferred stock, it may be issued with such rights, features, privileges and preferences as determined by the Board, including determinations as to conversion privileges, redemption features, and dividend, voting and liquidation rights and preferences.


There are no present commitments, arrangements or plans to issue any of the additional Common Stock or preferred stock which would be authorized by either of the proposed amendments to the Certificate except with respect to a portion of the additional Common Stock as described below. In all events and notwithstanding any potential issuance described below other than any issuance in connection with the proposed acquisitions of the AVED Stock (as defined below), it is the intention of the Company that any and all of such additional shares could be issued by the Board in its sole judgment and discretion at any time and from time to time and without any further consideration, approval or action required of the Company's shareholders (except for the separate shareholders' vote contemplated in connection with the acquisition of the AVED Stock) for any proper corporate purpose, including, without limitation, acquisitions, raising of additional equity capital, stock dividends, stockholder rights plans or upon the exercise of warrants, stock options or other rights to acquire Common Stock. As a result of the preliminary stage of the proposed acquisitions of the AVED Stock described below, certain information (including, without limitation, audited financial statements of the companies' to be acquired, as well as pro forma financial information) required, pursuant to Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, to be provided to shareholders of the Company in a proxy statement for the purpose of shareholders voting upon the Common Stock Amendment, if such shareholders would not have a separate opportunity to vote upon such acquisitions, is not yet available. Accordingly, the Company has determined and undertaken, as a condition to proceeding with the proposed acquisitions of the AVED Stock and in order to be able to proceed with the Meeting as scheduled and notwithstanding that the Company's shareholders would not otherwise be entitled to vote upon an acquisition by the Company, to provide the Company's shareholders with a separate opportunity to vote upon such proposed acquisitions at a subsequent meeting of the Company's shareholders. Prior to such subsequent meeting, the Company's shareholders will be provided with the information (including, without limitation, audited and pro forma financial statements and information) required by such Schedule 14A with respect to a vote upon such proposed transaction. In any event, a shareholder when considering and voting upon these proposed amendments to the Certificate should not rely on or assume that any of the additional Common Stock or preferred stock which would be authorized by such proposed amendments will actually be issued for any purpose described herein.


The following are existing binding and non-binding commitments, arrangements or plans relating to a portion of the additional shares of Common Stock that would be authorized by the Common Stock Amendment:


            (1) In connection with the Offering, the Company has issued to the Underwriter the Underwriter's Purchase Warrants covering 455,000 shares of Common Stock and has agreed to issue additional Underwriter's Purchase Warrants covering 68,250 shares of Common Stock upon the closing of the Over-Allotment Option which is scheduled for July 13, 1995. The Underwriter's Purchase Warrants are exercisable at a price of $2.625 (140% of the per share public offering price of the Common Stock) for a period (the "Warrant Exercise Term") of four years commencing one year from June 8, 1995. However, notwithstanding such issuance of the Underwriter's Purchase Warrants, the Underwriter has acknowledged and agreed that (i) the Company does not have the authorized and unissued shares of Common Stock to be able to issue any of the shares of Common Stock underlying the Underwriter's Purchase Warrants upon the possible exercise thereof and (ii) only in the event and when (if at all) the number of authorized shares of the Company's Common Stock is increased to at least 35,000,000 shares will the holders of the Underwriter's Purchase Warrants have the right to exercise, in whole or in part, the Underwriter's Purchase Warrants during the Warrant Exercise Term. Accordingly, approval of the Common Stock

Amendment would enable the holders of the Underwriter's Purchase Warrants to have the right to exercise same. The Underwriter's Purchase Warrants provide that for a period of four years commencing one year from the Effective Date, at the request of the holders of a majority of the Underwriter's Purchase Warrants and/or the shares of Common Stock underlying the Underwriter's Purchase Warrants, the Company will register, in whole or in part, on up to two occasions the Underwriter's Purchase Warrants and/or the shares of Common Stock underlying the Underwriter's Purchase Warrants. The first such requested registration will be at the expense of the Company and the second such requested registration will be at the expense of the holders requesting registration. In addition, the holders of the Underwriter's Purchase Warrants have the right to "piggyback" all or any part of the Underwriter's Purchase Warrants and/or shares of Common Stock underlying the Underwriter's Purchase Warrants on any registration statement (other than a registration statement on Form S-8, Form S-4 or other similar registration form) filed by the Company or
its principal shareholders at any time during the Warrant Exercise Term.   The
Underwriter's Purchase Warrants contain anti-dilution provisions providing for adjustment of the exercise price upon the occurrence of certain events, including the issuance of Common Stock or other securities convertible into or exercisable for Common Stock at a price per share less than the market price of the Common Stock at the time of the applicable issuance, or in the event of any recapitalization, reclassification, stock dividend, stock split, stock combination or similar transaction. See also "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS."

            (2) In connection with the granting of the New Options, the Company has to obtain the approval of the Company's shareholders to an increase in the number of shares of Common Stock authorized to be issued to enable it to increase the number of shares of Common Stock reserved for issuance under the Option Plan so that there will be a sufficient number of shares of Common Stock available for issuance in the event of the exercise of the New Options. Accordingly, the granting of the New Options will be void and a nullity in the event that the Common Stock Amendment is not approved by the shareholders of the Company, as well as if either the Reserve Share Increase or the Other Amendments to the Option Plan are not approved by the shareholders at the Meeting. See the discussion of the New Options in "EXECUTIVE COMPENSATION - Employment Agreements - The Goldberg Agreements" and also in ITEM 5 and ITEM 6 below.


            (3) As of June 28, 1995, the Company entered into a non-binding letter of intent with two affiliated, privately held electronic component distribution companies, Added Value Electronics Distribution, Inc. headquartered in Tustin, California ("Added Value") and A.V.E.D.-Rocky Mountain, Inc. headquartered in Denver, Colorado ("AVED-Rocky Mountain", and together with Added Value collectively "AVED"), and the principal owners of AVED which provides for the purchase all of the issued and outstanding capital stock of AVED (the "AVED Stock"). Based upon unaudited financial statements of AVED reviewed by KPMG Peat Marwick LLP which were provided to the Company, net sales for Added Value and AVED-Rocky Mountain for the year ended December 31, 1994, were $27,813,825 and $10,261,311, respectively, as compared to $19,820,811 and $10,798,680, respectively, for the year ended December 31, 1993. Earnings before income taxes for Added Value and AVED-Rocky Mountain for the year ended December 31, 1994, were

$1,062,488 ($960,919 exclusive of the equity in earnings of AVED - Rocky Mountain) and $487,315, respectively, as compared to $1,204,637 ($1,062,201 exclusive of the equity in earnings of AVED - Rocky Mountain) and $631,795, respectively, for the year ended December 31, 1993. If consummated, these acquisitions are expected to give the Company greater market penetration in Southern California and Salt Lake City, Utah where the Company already has sales offices and to provide the Company with a presence in Denver, Colorado and Phoenix, Arizona where the Company currently has no sales office locations.



The principal terms of the acquisitions, as set forth in the non-binding letter of intent, are as follows: The acquisition cost payable in the transaction would be approximately $8,700,000, payable approximately $3,700,000 in cash consideration at closing and $5,000,000 in Common Stock. The Common Stock would be valued at the higher of its per share fair market value at closing and $2.25 per share. The Company could become obligated to pay up to $3,000,000 (in Common Stock or a combination of cash and Common Stock) on the second anniversary of closing if the public trading value of the Common Stock has not appreciated to an agreed-upon price per share by such date. The Common Stock acquired by the sellers would be subject to certain substantial restrictions on sale during the first two years following closing, and certain minor restrictions thereafter, and would be subject to certain voting trust restrictions during the six (6) years following closing. In order to be able to proceed further with the proposed acquisitions, it is necessary that the Company obtain (i) the consent of its senior lender and (ii) the approval of the Company's shareholders to the Common Stock Amendment, as well as to the proposed acquisitions (which as discussed above will be voted upon separately at a subsequent meeting of the Company's shareholders). If the proposed acquisitions are consummated, up to 2,222,222 shares of Common Stock would be issued to the sellers of the AVED Stock at closing. Although the ultimate structure of the acquisitions has not yet been determined, or agreed upon by the parties, the current intention is to qualify the acquisitions as a reorganization within the meaning of Section 368(a) of the Code. The consummation of the acquisitions is subject to a standard due-diligence period and the information derived therefrom being satisfactory to the Company, the parties being able to agree upon, and execute and deliver, a definitive acquisition contract and related agreements approved by the Board, the aforementioned consent of the Company's senior lender and approvals of the Company's shareholders and the normal closing conditions which are anticipated to be included in any definitive acquisition contract. There can be no assurance that the parties will enter into a definitive acquisition contract or such acquisitions will be consummated on the same or substantially same terms set forth in the non-binding letter of intent, or at all. Accordingly, a shareholder when considering and voting upon the Common Stock Amendment should not rely on or assume that such acquisitions will be consummated. Furthermore, as discussed above, the Company's shareholders will be given a separate opportunity to vote upon the proposed acquisitions at a subsequent shareholders' meeting.


Through the two proposed amendments to the Certificate, the Company seeks to expand its authorized Common Stock and preferred stock to provide the flexibility which Management believes it must have and will need in future periods to continue its growth. Management believes these proposed increases are necessary to provide the Company with the resources to raise capital, negotiate acquisitions (such as the proposed acquisition of the AVED Stock) and restructure debt and to meet other corporate needs that might arise. Shareholders of the Company do not have preemptive rights to subscribe for or purchase additional shares of the presently authorized Common Stock and preferred stock, and shareholders will not have preemptive rights to subscribe for or purchase any of the additional shares of Common Stock and preferred stock to be authorized.

During the respective terms of the Underwriter's Purchase Warrants and the New Options, the holders of the Underwriter's Purchase Warrants and the New Options are given the opportunity to profit from a rise in the market price of the Common Stock. To the extent that the Underwriter's Purchase Warrants and/or the New Options are exercised, dilution of the interest of the Company's shareholders will occur. Further, the terms upon which the Company will be able to obtain additional equity capital may be adversely affected since the holders of the Underwriter's Purchase Warrants and the New Options can be expected to exercise them at a time when the Company would, in all likelihood, be able to obtain any needed capital on terms more favorable to the Company than those provided in the Underwriter's Purchase Warrants and the New Options.

Generally, the future issuance of additional shares of Common Stock and preferred stock on other than a pro rata basis may dilute the ownership of the current shareholders. Such additional shares could also be used to block actions by potential acquirors through the creation of a shareholders rights plan or issuing control blocks of stock to persons or entities considered favorable by Management, which might be deemed to have an anti-takeover effect (i.e., might impede the completion of a merger, tender offer or other takeover attempt). In fact, the mere existence of such a block of authorized but unissued shares, and the Board s ability to issue such shares without shareholder approval, might well deter a bidder from seeking to acquire shares of the Company on a hostile basis. Generally, the availability of authorized and unissued shares of Common Stock or preferred stock could make any attempt at gaining control of the Company or the Board or removing current management more difficult or time-consuming.

Each of the Common Stock Amendment and Preferred Stock Amendment is being submitted for the separate and distinct consideration and a separate and distinct vote of the shareholders of the Company at the Meeting. A separate affirmative vote at the Meeting of shareholders holding a majority of all of the outstanding Shares is required to approve each of the Common Stock Amendment and Preferred Stock Amendment. In the event that only one and not both such proposed amendments to the Certificate receives the necessary affirmative vote, then only that proposed amendment will be approved. The Goldberg Group has indicated that they intend to vote in favor of each such proposal to amend the Certificate.

The Board recommends a vote in favor of each proposal to amend the Certificate.

ITEM 5.     AUTHORIZATION OF ADDITIONAL SHARES UNDER OPTION PLAN ("ITEM 5")


The Company proposes to increase the number of shares of Common Stock reserved for issuance upon the exercise of options granted under the Option Plan to 3,250,000 shares (the "Reserved Share Increase"). At present, 1,575,250 Shares are reserved for issuance upon the exercise of options granted under the Option Plan; provided, however, that, in the event that the shares of Common Stock covered by the Over-Allotment Option are not issued, there would be no reduction in the number of reserved shares under the Option Plan from the 2,250,000 shares previously approved by the shareholders to be reserved for issuance or, if less than all of the shares of Common Stock covered by the Over-Allotment Option are issued, a lessor reduction from the previously approved 2,250,000 reserved shares would be made. However, the closing of the issuance of all of the shares of Common Stock covered by the Over-Allotment Option is scheduled for July 13, 1995. See "EXECUTIVE COMPENSATION - Employees', Officers', Directors' Stock Option Plan - Securities Available."
In the event that the Reserved Share Increase, as well as the Other Amendments and the Common Stock Amendment, are not approved by the shareholders, the New Options will automatically terminate and become null and void and the annual cash bonuses of the executive officers (as provided in their respective employment agreements) would be automatically increased by the aggregate of 5% of the Company's pre-tax income before nonrecurring and extraordinary charges. See "EXECUTIVE COMPENSATION - Employment Agreements." The Compensation Committee of the Company believes that the inclusion of the New Options as part of the compensation package of each of the executive officers of the Company, in lieu of increasing the amount of additional cash compensation payable to them, is a very effective means of linking the level of compensation of executive officers to the return on the investment made in the Company by its shareholders. See "EXECUTIVE COMPENSATION - Compensation Committee Report and Compensation Committee Interlocks and Insider Participation." The Company also believes that increasing the number of reserved shares will permit greater participation in the Option Plan by employees other than executive officers and, as a result, will foster initiative, increased performance and greater employee loyalty.


As of this date, the Company has no commitment to issue any other specific options under the Option Plan other than those previously issued and disclosed herein. However, the Compensation Committee has the authority to issue options, at any time, in its sole discretion. See "EXECUTIVE COMPENSATION - Employees , Officers , Directors Stock Option Plan" for a discussion of the material features of the Option Plan as amended and restated by the Board and see also ITEM 6 below for a discussion of the Other Amendments to the Option Plan made by the Board requiring the approval of the Company's shareholders.

The affirmative vote of a majority of the Shares represented at the Meeting is required to approve this proposal. The Goldberg Group has indicated that they intend to vote in favor of this proposal.

The Board recommends a vote in favor of this proposal.

ITEM 6. CERTAIN MATERIAL AMENDMENTS (OTHER THAN THE RESERVE SHARE INCREASE) TO THE OPTION PLAN REQUIRING THE APPROVAL OF THE SHAREHOLDERS OF THE COMPANY AS PART OF THE OPTION PLAN BEING AMENDED AND RESTATED IN ITS ENTIRETY ("ITEM 6")

In connection with the Company amending and restating the Option Plan, there are certain material amendments to the Option Plan (in addition to the Reserve Share Increase) that were adopted by the Board of Directors of the Company which require approval by the Company's shareholders within 12 months of their adoption on May 23, 1995, by the Board in order that the Restated Plan shall continue to be effective and the New Options will not terminate and become null and void. Such material amendments (in addition to the Reserve Share Increase) are as follows (the "Other Amendments"):

            (i) the removal of the limitation as to non-qualified stock options and as to incentive stock options when they no longer qualify as such under Section 422 of the Code that the aggregate fair market value (determined at the time the option is granted) of the Common Stock with respect to which the granted options are exercisable for the first time by an optionee during any calendar year shall not exceed $100,000 (under this and all similar plans of the Company);

             (ii) the option exercise price for a non-qualified stock option granted to a shareholder beneficially owning within the meaning of Section 422 of the Code 10% or more of the combined voting power of the Company shall be its fair market value on the date of grant and not 110% or more of such fair market value;

             (iii) the deletion of all of the limitations on the number, exercise period and exercise price of options permitted to be granted to directors under the Option Plan which are more restrictive than otherwise provided in the Option Plan generally with respect to all other potential participants;

             (iv) the authorization of the Compensation Committee to determine the time frame in which an optionee has to exercise his options (subject to the 10 year limitation from date of grant) in the event of his termination of employment due to death, disability, termination without cause, retirement, voluntarily leaving the Company and change in control; and

             (v) the authorization of the Compensation Committee, in its discretion, on behalf of the Company to agree in connection with the granting of awards under the Option Plan to register and qualify under applicable federal and state securities laws the Common Stock underlying such awards.

Each of the Other Amendments described above was required to permit the New Options to be granted on the terms and conditions described in "EXECUTIVE COMPENSATION -Employment Agreements - The Goldberg Agreements." Since the Option Plan prior to the changes provided in the Other Amendments would not have permitted the New Options to be granted, in the event that the shareholders do not approve the Other Amendments (even if the Reserve Share Increase and the Common Stock Amendment are approved by the Company's shareholders), the New Options will automatically terminate and become null and void and the annual cash bonus of the executive officers of the Company (as provided in their respective employment agreements) would be automatically increased by the aggregate of 5% of the Company's pre-tax income before nonrecurring and extraordinary charges. See "EXECUTIVE COMPENSATION - Employment Agreements." As discussed in ITEM 5 above, the Compensation Committee believes that the New Options are a very effective means of linking the level of compensation of the executive officers of the Company to the return on investment made in the Company by its shareholders. See also the discussion in "EXECUTIVE COMPENSATION - Compensation Committee Report and Compensation Committee Interlocks and Insider Participation."

This proposal to approve the Other Amendments is also being made, in conjunction with the Reserve Share Increase proposal, (i) to enable the Compensation Committee to have the ability and flexibility to structure options in a manner that the Compensation Committee believes will facilitate and help the Company obtain, secure and/or retain highly competent and qualified persons to serve as employees and directors of the Company, (ii) in order to add value to such options and make them a more attractive and effective form of incentive compensation and (iii) in order to ensure that the Company will continue in the future to be able to grant options as incentives to those individuals upon whose efforts the Company relies for the continued success and development of its business. See "EXECUTIVE COMPENSATION - Employees, Officers, Directors Stock Option Plan" for a discussion of the material features of the Option Plan as amended and restated.

The affirmative vote of a majority of the Shares represented at the Meeting is required to approve this proposal. The Goldberg Group has indicated that they intend to vote in favor of this proposal.

The Board recommends a vote in favor of this proposal.

                SHAREHOLDER S PROPOSALS FOR 1995 ANNUAL MEETING


Any shareholder of the Company who wishes to present a proposal to be considered at the 1995 annual meeting of shareholders and who wishes to have such proposal receive consideration for inclusion in the Company s proxy statement for such meeting must deliver such proposal in writing to the Company at 16115 N.W. 52nd Avenue, Miami, Florida 33014, not later than March 11, 1996. Any such shareholder proposal must comply with the requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934.



                                 OTHER MATTERS

The Board has no knowledge of any other matters which may come before the Meeting and does not intend to present any other matters. However, if any other matters shall properly come before the Meeting or any adjournment or postponements thereof, the persons named as proxies will have discretionary authority to vote the shares represented by the accompanying proxy in accordance with their best judgment.

A COPY OF THE COMPANY'S ANNUAL REPORT TO SHAREHOLDERS FOR THE YEAR ENDED DECEMBER 31, 1994 IS BEING PROVIDED TO SHAREHOLDERS WITH THIS PROXY STATEMENT. THE COMPANY WILL FURNISH TO EACH PERSON SOLICITED HEREUNDER, WITHOUT CHARGE, COPIES OF ITS ANNUAL REPORT ON FORM 10-K (INCLUDING EXHIBITS) FOR THE COMPANY'S YEAR ENDED DECEMBER 31, 1994, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, UPON RECEIPT BY THE COMPANY OF A WRITTEN REQUEST BY SUCH PERSON. SUCH WRITTEN REQUEST SHOULD BE SENT TO THE COMPANY, ATTENTION: HOWARD L. FLANDERS, VICE PRESIDENT AND CHIEF FINANCIAL OFFICER, AT THE COMPANY'S ADDRESS STATED HEREINABOVE.

                                        By Order of the Board of Directors,






                                        Howard L. Flanders,
                                        Corporate Secretary


July 10, 1995

Miami, Florida

                                                                EXHIBIT "A"



                              AMENDED AND RESTATED
                        ALL AMERICAN SEMICONDUCTOR, INC.
                       EMPLOYEES', OFFICERS', DIRECTORS'
                               STOCK OPTION PLAN


         1. Purpose. The purpose of the Amended and Restated All American Semiconductor, Inc. Employees', Officers', Directors' Stock Option Plan (the "Plan") is to secure for All American Semiconductor, Inc. and its subsidiaries, if any (hereinafter collectively the "Company") and its stockholders the benefits of the additional incentive, inherent in the ownership of the Company's common stock (the "Common Stock"), by selected key employees and non-employee directors and independent contractors of the Company who are important to the success and growth of the business of the Company and to help the Company secure and retain the services of such employees, non-employee directors and independent contractors. Options granted under the Plan will be either "incentive stock options", intended to qualify as such under the provisions of Section 422 of the Internal Revenue Code of 1986, as from time to time amended (the "Code"), or "non-qualified stock options. " For purposes of the Plan, the terms "parent" and "subsidiary" shall mean "parent corporation" and "subsidiary corporation", "respectively, as such terms are defined in Sections 424(e) and (f) of the Code.

         2.      Stock Option Committee.

                 2.1. Administration. The Plan shall be administered by the Compensation Committee of the Board of Directors (the "Committee"). The Committee shall consist of not less than two members of the Board of Directors, each of whom is a "disinterested person" as defined in Rule 16b-3 promulgated under Section 16(b) of the Securities Exchange Act of 1934, as amended. Once appointed, the Committee shall continue to serve until otherwise directed by the Board of Directors. From time to time the Board of Directors may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause), and appoint new members in substitution therefor, and fill vacancies however caused; provided, however, that at no time shall a Committee of less than two members of the Board of Directors administer the Plan, and provided, further, that all members of the Committee if it consists of only two members must be "disinterested persons" as defined in Rule 16b-3.

                 2.2. Procedures. Subject to the provisions of this Plan, the Committee shall adopt such rules and regulations as it shall deem appropriate concerning the holding of its meetings and the administration of the Plan. All determinations and actions of the Committee shall be made by not less than a majority of its members.

                 2.3. Interpretation. The Committee shall have full power and authority to interpret the provisions of the Plan, and its decisions shall be final and binding on all interested parties.

                 2.4. Liability. No member of the Board of Directors of the Company or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under it.

         3.      Shares Subject to Options.

                 3.1. Number of Shares. Subject to the provisions of Paragraph 12 and to any adjustments required upon changes in capitalization to prevent dilution or enlargement of the shares issuable pursuant to the Plan by reason of any stock split, stock dividend, combination of shares, recapitalization, or other change in the capital structure of the Company, the number of shares of Common Stock subject at any one time to options granted under the Plan, plus the number of shares of Common Stock theretofore issued or delivered pursuant to the exercise of options granted under the Plan, shall not exceed 3,250,000 shares. If and to the extent that options granted under the Plan terminate, expire or are cancelled without having been exercised, new options may be granted under the Plan with respect to the shares of Common Stock covered by such terminated, expired or cancelled options; provided that the granting and terms of such new options shall in all respects comply with the provisions of the Plan. In no event shall any options be granted under the Plan after May 28, 2004.

                 3.2. Character of Shares. Shares of Common Stock delivered upon the exercise of options granted under the Plan may be authorized and unissued Common Stock, issued Common Stock held in the Company's treasury, or both.

                 3.3. Reservation of Shares. Subject to timely shareholder approval of certain amendments made to the Plan as part of it being amended and restated (the material amendments are described in paragraph 14 hereof) and shareholder approval of an increase in the number of shares of Common Stock authorized to be issued by the Company to permit the increase in the number of shares reserved for issuance hereunder, there shall be reserved at all times for sale under the Plan a number of shares of Common Stock (authorized and unissued Common Stock, issued Common Stock held in the Company's treasury, or both) equal to the maximum number of shares which may be purchased pursuant to options granted or that may be granted under the Plan.

         4. Grant of Options. The Committee shall determine, within the limitations of the Plan, the employees and non-employee directors of the Company and independent contractors to whom options are to be granted, the number of shares that may be purchased under each option, the option price, the vesting and exercise schedule and any conditions or terms of vesting and exercise of each option, including, but not limited to, vesting and exercise upon a change in control of the Company, events that may permit acceleration of vesting and exercise and the period after termination of employment or directorship that an Option may be exercised, and shall designate options at the time of grant as either "incentive stock options" or "non-qualified options;" provided that the "Fair Market Value" (as hereinafter defined) (determined as of the time the option is granted) of the Common Stock with respect to which incentive stock options are exercisable for the first time by any individual during any calendar year (under all plans of the individual's employer corporation and its parent and subsidiary corporations) shall not exceed $100,000; provided, further, that non-employee directors and independent contractors may be granted only non-qualified stock options. In determining the employees, non-employee directors and independent contractors to whom options shall be granted, the Committee shall take into consideration the employee's, non-employee director's and independent contractor's present and potential contribution to the success of the Company and other such factors as the Committee may deem proper and relevant. Each option granted under the Plan shall be evidenced by a written agreement between the Company and the Optionee (as defined in Paragraph 5) in such form, not inconsistent with the provisions of the Plan, or with Section 422 of the Code for incentive stock options, as the Committee shall provide. Options designated as incentive stock options that fail to continue to meet the requirements of Section 422 of the Code shall be redesignated non-qualified stock options automatically without further action by the Committee on the date of such failure to continue to meet the requirements of Section 422 of the Code.

         "Fair Market Value" on any day shall be the average of the market price of a share of Common Stock for each of the seven (7) consecutive business days preceding such day; the market price on each such day shall be (i) if the Common Stock is listed on a securities exchange (including for purposes hereof The Nasdaq Stock Market), the closing sales price on such exchange on such day or, in the absence of reported sales on such day, the mean between the reported closing bid and asked prices on such exchange on such day, or (ii) if the Common Stock is not listed on a securities exchange, the mean between the closing bid and asked prices as quoted by the National Association of Securities Dealers, Inc. through NASDAQ for such day; provided, however, that, if there are no such quotations or if it is determined that the fair market value is not properly reflected by such NASDAQ quotations or the Common Stock is not traded on an exchange or over the counter, fair market value shall be determined by such other method as the Committee determines to be reasonable, provided, however, that in no event shall the fair market value be less than the Common Stock's par value. Notwithstanding the foregoing, if on, or within ten (10) days prior to, the date of grant of any options hereunder, a registration statement filed by the Company with the Securities and Exchange Commission in connection with a public offering of Common Stock becomes effective, the fair market value of a share of such Common

Stock for purposes hereof shall be the public offering price per share of Common Stock being offered pursuant to such offering.

         5. Persons Eligible. Options may be granted under the Plan to any key employee or prospective key employee (conditioned upon, and effective not earlier than, his or her becoming an employee) of the Company, including without limitation by way of specification, the Chief Executive Officer, Chief Operating Officer, President, Senior Vice Presidents, Chief Financial Officer and other officers and non-employee directors or prospective non-employee directors (conditioned upon, and effective not earlier than, an individual becoming a director) and other employees of the Company as approved by the Committee, or any person who is an independent contractor associated with and rendering services to the Company and who, in the opinion of the Committee, is in a position to materially contribute to the continued growth and development of the Company and its future financial success. No incentive stock options may be granted under the Plan to any person who owns, directly or indirectly (within the meaning of Sections 422(b)(6) and 424(d) of the Code), at the time the incentive stock option is granted, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or its parent, if any, or its subsidiaries, if any, unless the option price is at least 110% of the Fair Market Value of the shares subject to the option, determined on the date of the grant, and the option by its terms is not exercisable after the expiration of five years from the date such option is granted.

                 An individual receiving any option under the Plan is hereinafter referred to as an "Optionee. " Any reference herein to the employment of an Optionee by the Company shall include his or her employment by the Company or its subsidiaries, if any.

         6. Option Price. Subject to Paragraph 12, the option price of each share of Common Stock purchasable under any incentive stock option or non-qualified stock option granted under the Plan shall be not less than the Fair Market Value of such shares of Common Stock on the date the option is granted. For purposes of this Paragraph, the time at which an option is granted, in case of the grant of an option to a prospective key employee or prospective non-employee director, shall be deemed to be the date of such grant. The option price of any option issued in a transaction described in
Section 424(a) of the Code shall be an amount which conforms to the requirements of that section and the regulations thereunder.

         7.      Expiration and Termination of the Plan.

                 7.1. General. Options may be granted under the Plan at any time and from time to time on or prior to May 28, 2004 (the "Expiration Date"), which is ten years from the effective date of the last amendment to the Plan extending the term to such date and on which date the Plan will expire except as to options then outstanding under the Plan. Such outstanding options shall remain in effect until they have been exercised, terminated or have expired. The Plan may be terminated, modified or amended by the Board of Directors at any time on or prior to the Expiration Date, except with respect to any options then outstanding under the Plan; provided, however, that the approval of the Company's shareholders will be required for any amendment which would (i) change the class of persons eligible for the grant of options, as specified in Paragraph 5 or otherwise materially modify the requirements as to eligibility for participation in the Plan, (ii) increase the maximum number of shares subject to options, as specified in Paragraph 3 (unless made pursuant to the provisions of Paragraph 12) or (iii) materially increase the benefits accruing to participants under the Plan, within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended ("1934 Act"). With respect to persons subject to Section 16 of the 1934 Act, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the 1934 Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee. Moreover, in the event the Plan does not include a provision required by Rule 16b-3 to be stated therein, such provision (other than one relating to eligibility requirements, or the price and amount of awards) shall be deemed automatically to be incorporated by reference into the Plan insofar as participants subject to Section 16 are concerned.

                 7.2. Modifications. The Committee may make such modifications, extensions, renewals or other changes in any option granted under the Plan after the grant of such option, provided such modifications, extensions, renewals or other changes are consistent with the provisions of the Plan and do not disqualify an incentive stock option under the provisions of
Section 422 of the Code.

         8.      Exercisability and Duration of Options.

                 8.1. Determination of Committee; Acceleration. Each option granted under the Plan shall vest and be exercisable at such time or times, or upon the occurrence of such events or events, and in such amounts, as the Committee may provide upon the granting thereof. Subsequent to the grant of an option which is not immediately exercisable in full, the Committee, at any time before complete termination of such option, may accelerate the time or times at which such option may be exercised in whole or in part. Any option granted under the Plan shall be exercisable upon the death of the Optionee or upon the termination of the Optionee's employment by or Optionee's acting as a non-employee director of the Company by reason of his illness or disability to the extent such option was exercisable by the Optionee immediately prior to such event, unless otherwise expressly provided in the option at the time it is granted. Each option granted under the Plan shall be for a term not in excess of ten (10) years from the date of its grant.

         9.      Exercise of Options; Certain Legal and Other Restrictions.

                 9.1. Exercise. Subject to all of the provisions of the Plan and the terms of the applicable option agreement, options granted under the Plan shall be exercised by the Optionee (or by his or her personal representatives, executors or administrators, as provided in Paragraph 10) as to all or part of the shares covered thereby, by the giving of written notice of exercise to the Company, specifying the number of shares to be purchased, accompanied by payment of the full purchase price for the shares being purchased. Payment of such purchase price shall be made (a) by check payable to the Company, or (b) with the consent of the Committee or to the extent provided in an applicable option agreement, by delivery of shares of Common Stock having a Fair Market Value (determined as of the date such option is exercised) equal to all or part of the purchase price, and, if applicable, of a check payable to the Company for any remaining portion of the purchase price. Such notice of exercise, accompanied by such payment, shall be delivered to the Company at its principal business office or such other office as the Committee may from time to time direct, and shall be in such form, containing such further provisions consistent with the provisions of the Plan, as the Committee may from time to time prescribe. The Company shall effect the transfer of the shares so purchased to the Optionee (or such other person exercising the option pursuant to Paragraph 10 hereof) as soon as practicable, and within a reasonable time thereafter. Such transfer shall be evidenced on the books of the Company. No Optionee or other person exercising an option shall have any of the rights of a shareholder of the Company with respect to shares subject to an option granted under the Plan until certificates for such shares shall have been issued following the exercise of such option. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date of such issuance. In no event may any option granted hereunder be exercised for a fraction of a share.

                 9.2. Withholding Tax. Whenever under the Plan shares of stock are to be delivered upon exercise of a non-qualified stock option, the Company shall be entitled to require as a condition of delivery that the Optionee remit or, in appropriate cases, agree to remit when due an amount sufficient to satisfy all federal, state and local withholding tax requirements relating thereto.

                 If an Optionee makes a "disposition" (within the meaning of Section 424(c) of the Code) of shares of Common Stock issued upon exercise of an incentive stock option within two years from the date of grant or within one year from the date the shares of Common Stock are transferred to the Optionee, the Optionee shall, within ten days of disposition, notify the Committee and deliver to it any withholding and employment taxes due. However, if the Optionee is a person subject to Section 16(b) of the 1934 Act, delivery of any withholding and employment taxes due may be deferred until ten days after the date any income on the disposition is recognized under Section 83 of the Code. The Company may cause a legend to be affixed to certificates representing shares of Common Stock issued upon exercise of incentive stock options to ensure that the Committee receives notice of disqualifying dispositions.

                 9.3. Restrictions on Delivery of Shares. In and at the discretion of the Committee, each award granted under the Plan may be subject to the condition that, if at any time the listing, registration or qualification of the shares covered by such award upon any securities exchange or under any state or federal law is necessary as a condition of or in connection with the granting of such option or the purchase or delivery of shares thereunder, the delivery of any or all shares pursuant to exercise of the option may be withheld unless and until such listing, registration or qualification shall have been effected; provided, however, that the Committee, in its discretion, may agree on behalf of the Company in connection with the granting of an award under the Plan that the Company will use its best efforts to effect and continuously maintain any and all such listings, registrations and qualifications. The Committee may require, as a condition of exercise of any option, that the Optionee represent, in writing, that the shares received upon exercise of the option are being acquired for investment and not with a view to distribution and agree that the shares will not be disposed of except pursuant to an effective registration statement under the Securities Act of 1933, as amended, and only after any required qualification under applicable state securities laws, unless the Company shall have received an opinion of counsel satisfactory to the Company that such disposition is exempt from such registration and qualification. The Committee may require that there be affixed on certificates representing shares issued upon the exercise of an option such legends referring to the foregoing representations or any applicable restrictions on resale as the Committee, in its discretion, shall deem reasonably appropriate as well as place such stop transfer orders with its registrar and transfer agent as it deems reasonably appropriate.

         10. Non-Transferability of Options. No option granted under the Plan or any right evidenced thereby shall be transferable by the Optionee other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employment Retirement Income Security Act, or the rules thereunder, and, except with respect to a qualified domestic relations order as aforesaid, an option may be exercised, during the lifetime of an Optionee, only by such Optionee.

         11. Right to Terminate Employment. Nothing in the Plan or in any option granted under the Plan shall confer upon any Optionee the right to continue in the employment or as a director of the Company or affect the right of the Company to terminate the Optionee's employment or directorship at any time, subject, however, to the provisions of any agreement of employment between the Optionee and the Company.

         12. Adjustment Upon Changes in Capitalization, etc. In the event of any stock split, stock dividend, combination of shares, reclassification or recapitalization which changes the character or amount of the Company's outstanding Common Stock while any portion of any option theretofore granted under the Plan is outstanding but unexercised, the Committee shall make such adjustments in the character and number of shares subject to such options and in the option price, as shall be equitable and appropriate in order to make the option, as nearly as may be practicable, equivalent to such option immediately prior to such change; provided, however, that no such adjustment shall give any Optionee any additional benefits under his or her option; and provided further, that, with respect to any outstanding incentive stock option, if any such adjustment is made by reason of a transaction described in section 424(a) of the Code, it shall be made so as to conform to the requirements of that section and the regulations thereunder.

         If any transaction (other than a change specified in the preceding paragraph) described in section 424(a) of the Code affects the Company's Common Stock subject to any unexercised option theretofore granted under the Plan (hereinafter for purposes of this Paragraph 12 referred to as the "old option"), the Board of Directors of the Company or any surviving or acquiring corporation may take such action as it deems appropriate, and in conformity with the requirements of that section and the regulations thereunder, to substitute a new option for the old option, in order to make the new option, as nearly as may be practicable, equivalent to the old option, or to assume the old option.

         If any such change or transaction shall occur, the number and kind of shares for which options may thereafter be granted under the Plan shall be adjusted to give effect thereto.

         13. Application of Funds. The proceeds received by the Company from the sale of the Common Stock may be commingled with any other corporate funds and used for any corporate purpose.

         14. Effective Date of Amendments. The material amendments (the "Amendments") being adopted by the Board of Directors of the Company as part of the Plan being amended and restated which require approval by the Company's shareholders within 12 months of their adoption by the Board of Directors of the Company are as follows: (i) the increase (the "Reserve Shares Increase Amendment") in the maximum number of shares of Common Stock subject at any one time to options granted under the Plan to 3,250,000 shares; (ii) the removal of the limitation as to non-qualified stock options and as to incentive stock options when they no longer qualify as such under Section 422 of the Code that the aggregate Fair Market Value (determined at the time the option is granted) of the Common Stock with respect to which the granted options are exercisable for the first time by an Optionee during any calendar year shall not exceed $100,000 (under this and all similar plans of the Company); (iii) that the option exercise price for a non-qualified stock option granted to a shareholder beneficially owning within the meaning of Section 422 of the Code 10% or more of the combined voting power of the Company shall be its Fair Market Value on the date of grant and not 110% or more of such Fair Market Value; (iv) the deletion of all of the limitations on the number, exercise period and exercise price of options permitted to be granted to directors under the Plan which are more restrictive than otherwise provided in the Plan generally with respect to all other potential participants; (v) the authorization of the Committee to determine the time frame in which an Optionee has to exercise his options (subject to the 10 year limitation from date of grant) in the event of his termination of employment due to death, disability, termination without cause, retirement, voluntarily leaving the Company and change in control; and (vi) the authorization of the Committee, in its discretion, on behalf of the Company to agree in connection with the granting of awards under the Plan to register and qualify under applicable federal and state securities laws the Common Stock underlying such awards. The Plan as amended and restated being adopted by the Board of Directors of the Company as of May 23, 1995, shall become effective on such date of adoption, subject, however, to the approval of the Amendments by the Company's shareholders within 12 months of such date of adoption and, in the case of the Reserve Share Increase Amendment only, subject further, however, to the approval of the Company's shareholders within 12 months of such date of adoption to an increase in the number of shares of Common Stock authorized to be issued by the Company to permit the increase in the number of shares reserved for issuance under the Plan (the "Authorized Share Increase"). Notwithstanding the foregoing, if the Company's shareholders do not approve the Reserve Share Increase Amendment or do not approve the Authorized Share Increase but do approve all other Amendments, the Plan as amended and restated exclusive of the Reserve Share Increase Amendment shall continue to be effective.

                                                                      EXHIBIT B


PROXY                  ALL AMERICAN SEMICONDUCTOR, INC.
                ANNUAL MEETING OF SHAREHOLDERS - AUGUST 15, 1995
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned hereby constitutes and appoints Paul Goldberg and Bruce M. Goldberg, and each of them, as proxies, with full power of substitution to each, for and in the name, place and stead of the undersigned to vote all shares of Common Stock of All American Semiconductor, Inc. (the "Company") which the undersigned would be entitled to vote at the Annual Meeting of Shareholders of the Company to be held on Tuesday, August 15, 1995, at 10:00 A.M., Miami, Florida local time, at Don Shula's Hotel, 15255 Bull Run Road, Miami Lakes, Florida, and at any and all postponements and adjournments thereof. The Board of Directors recommends a vote "FOR" all items below and shares will be so voted unless you indicate otherwise.

PROPOSAL (1) Election of Directors:  S. Cye Mandel and Sheldon Lieberbaum
[ ] FOR the group of      [ ] WITHHOLD AUTHORITY   [ ] WITHHOLD AUTHORITY
    nominees listed           as to group              as to the following
    above                                              nominees:
- -----------------------------------------------------------------

PROPOSAL (2) Ratification of the selection of Lazar, Levine & Company LLP as the Company's independent public accountants for the year ending December 31, 1995.

         [ ]  FOR                 [ ]  AGAINST              [ ]  ABSTAIN

PROPOSAL (3) The approval of an amendment to Article 4 of the Company's Certificate of Incorporation, as amended (the "Certificate"), to increase the authorized shares of common stock to 40,000,000 shares.

         [ ]  FOR                 [ ]  AGAINST              [ ]  ABSTAIN

PROPOSAL (4) The approval of an amendment to Article 4 of the Company's Certificate to increase the authorized shares of preferred stock to 5,000,000 shares.

         [ ]  FOR                 [ ]  AGAINST              [ ]  ABSTAIN


                                    (Continued, and to be signed, on other side)

                        (Continued from reverse side)
PROPOSAL (5) The approval of the increase to 3,250,000 of the number of shares of common stock reserved for issuance (the "Reserved Share Increase") under the Company's Employees', Officers', Directors' Stock Option Plan, as amended (the "Option Plan").

         [ ]  FOR                 [ ]  AGAINST              [ ]  ABSTAIN


PROPOSAL (6) The approval of certain material amendments (other than the Reserved Share Increase) to the Option Plan requiring the approval of the shareholders of the Company as part of the Option Plan being amended and restated in its entirety.

         [ ]  FOR                 [ ]  AGAINST              [ ]  ABSTAIN





THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. WHERE A VOTE IS NOT SPECIFIED, THE PROXIES WILL VOTE THE SHARES REPRESENTED BY THE PROXY "FOR" EACH OF THE ITEMS LISTED ABOVE.


A MAJORITY OF SAID PROXIES PRESENT AND ACTING IN PERSON OR BY THEIR SUBSTITUTES (OR IF ONLY ONE IS PRESENT AND ACTING, THEN THAT ONE) MAY EXERCISE ALL OF THE POWERS CONFERRED HEREBY. DISCRETIONARY AUTHORITY IS CONFERRED HEREBY AS TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING. PLEASE SIGN EXACTLY AS YOUR NAME APPEARS IN THE RECORDS OF THE COMPANY. IF THE SHARES ARE HELD IN THE NAMES OF TWO OR MORE PERSONS, EACH SHOULD SIGN. EXECUTORS, ADMINISTRATORS, TRUSTEES, GUARDIANS, ATTORNEYS AND CORPORATE OFFICERS SHOULD ADD THEIR TITLES.


                                        Dated: ______________________________



                                        _____________________________________
                                        Signature

                                        _____________________________________
                                        Signature (if held jointly)



                                        PLEASE MARK, DATE, SIGN AND MAIL THIS
                                        PROXY IN THE ENCLOSED POSTAGE-PAID
                                        RETURN ENVELOPE.